UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Republic First Bancorp, Inc.

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Two Liberty Place, 50 S. 16th Street, Suite 2400
Philadelphia, Pennsylvania 19102

March 25, 2014

Dear Shareholder:

You are cordially invited to attend the 2014 Annual Meeting of Shareholders of Republic First Bancorp, Inc., or the “Company,” to be held on April 29, 2014 at 5:00 PM, local time, at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, PA 19102.

At the annual meeting, shareholders will be asked to consider and vote upon (i) the election of two Class I Directors to the Company’s board of directors to serve until the 2017 annual meeting of shareholders and until their successors are elected and qualified; (ii) consideration of a new equity incentive plan to replace the Company’s existing plan that will expire in 2015; (iii) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and (iv) any such other matters as may properly come before the meeting or any postponement or adjournment thereof.

It is very important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the annual meeting. You may also vote by telephone or internet with the provided instructions.  This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Enclosed with your proxy materials is a copy of our 2013 Annual Report to Shareholders.

We look forward to seeing you at the meeting.

Very truly yours,

Harry D. Madonna
Chairman of the Board
and Chief Executive Officer

REPUBLIC FIRST BANCORP, INC.
Two Liberty Place, 50 S. 16th Street, Suite 2400
Philadelphia, Pennsylvania 19102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 29, 2014

NOTICE IS HEREBY GIVEN THAT the 2014 Annual Meeting of Shareholders of Republic First Bancorp, Inc. (the “Company”) will be held on Tuesday, April 29, 2014 at 5:00 PM, local time, at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, PA 19102 to consider and act upon:

•	the election of two (2) Class I Directors to the Company’s board of directors to serve until the 2017 annual meeting of shareholders and until their successors are elected and qualified;
•	the approval of the 2014 Republic First Bancorp, Inc. Equity Incentive Plan;
•	the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and
•	any such other matters as may properly come before the annual meeting or any postponement or adjournment thereof.

Only shareholders of record of the Company at the close of business on March 17, 2014, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

All shareholders are cordially invited to attend the annual meeting.  Whether or not you plan to attend the annual meeting, please complete and sign the enclosed proxy card and return it promptly to the Company in the enclosed envelope, which requires no postage if mailed in the United States, or vote by telephone or internet.

If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the annual meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened annual meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any other matter set forth in this Notice of annual meeting.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholders Meeting to be held on April 29, 2014

Our proxy statement, 2013 annual report to shareholders, and proxy card are available on the internet at http://www.cfpproxy.com/5412.  If you would like to receive proxy materials related to this or any future shareholders meetings, or any of the Company’s filings with the Securities and Exchange Commission or press releases, please email your request to llewis@myrepublicbank.com or call us at (215) 735-4422, ext. 5332.

By Order of the Board of Directors

Corporate Secretary

March 25, 2014

IT IS IMPORTANT THAT YOU VOTE PROMPTLY, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, OR VOTE BY TELEPHONE OR BY INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

REPUBLIC FIRST BANCORP, INC.
Two Liberty Place, 50 S. 16th Street, Suite 2400
Philadelphia, Pennsylvania 19102

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON APRIL 29, 2014

This proxy statement is being furnished to shareholders of Republic First Bancorp, Inc., referred to in this document as “we”, “our”, “us”, or the “Company”, in connection with the solicitation by the board of directors of the Company of proxies to be voted at the annual meeting of shareholders to be held at  5:00 PM, local time, at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, PA 19102 on  April 29, 2014, or such later date to which the annual meeting may be postponed or adjourned.

At the annual meeting, you will be asked to consider and vote upon the following matters:

•	the election of two (2) Class I Directors to the Company’s board of directors to serve until the 2017 annual meeting of shareholders and until their successors are elected and qualified;

•	the approval of the 2014 Republic First Bancorp, Inc. Equity Incentive Plan;

•	the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	any such other matters as may properly come before the annual meeting or any postponement or adjournment thereof.

Information regarding the election of directors and other proposals is included in this proxy statement.  Shareholders should carefully read this proxy statement.

The first date on which this proxy statement and the enclosed form of proxy are being sent to the shareholders of the Company is on or about March 31, 2014.

- i -

TABLE OF CONTENTS

INFORMATION ABOUT VOTING	- 1 -

PROPOSAL 1 ELECTION OF DIRECTORS	- 5 -

BOARD OF DIRECTORS AND COMMITTEES	- 8 -

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	- 14 -

EXECUTIVE OFFICERS AND COMPENSATION	- 16 -

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	- 32 -

CODE OF ETHICS	- 33 -

PROPOSAL 2 APPROVAL OF THE 2014 REPUBLIC FIRST BANCORP, INC. EQUITY
INCENTIVE PLAN	- 34 -

PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM	- 38 -

INFORMATION REGARDING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	- 40 -

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	- 41 -

OTHER MATTERS	- 41 -

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2015 ANNUAL MEETING	- 41 -

REPORTS AND OTHER DOCUMENTS	- 42 -

- ii -

INFORMATION ABOUT VOTING

How are proxies being solicited?

This proxy solicitation is being made by and at the direction of the board of directors of the Company, and the Company will pay all expenses relating to the solicitation.  In addition to the use of the mails, proxies may be solicited personally, by telephone or by other electronic means by officers, directors and employees of the Company and the Bank, who will not be compensated for such solicitation activities.  Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse those persons for their reasonable expenses.

What is on the agenda for the annual meeting?

The agenda for the annual meeting includes the election of two Class I Directors to the Company’s board of directors to serve until the 2017 annual meeting of shareholders and until their successors are elected and qualified, approval of the Company’s 2014 Equity Incentive Plan, ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and such other matters as may properly come before the annual meeting or any postponement or adjournment thereof.   We are not aware of any such other matters that may properly come before the annual meeting at the present time.

Who can vote?

Only shareholders of record, as shown on the transfer books of the Company at the close of business on March 17, 2014 (the “Record Date”) will be entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof.  Each share of common stock you own as of the record date entitles you to one vote for each director to be elected in the election of directors and one vote on each other matter to be presented at the annual meeting.  As of March 17, 2014, there were 25,972,897 shares of common stock outstanding and entitled to vote.

How do I vote if shares are held directly in my name?

If you hold your shares in certificate form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of the following ways:

•	Voting By Mail: If you choose to vote by mail, complete the enclosed proxy, date and sign it, and return it in the postage-paid envelope provided.

•
Voting By Telephone: If you choose to vote by telephone, call toll-free (855) 815-7957 and follow the instructions provided on the recorded message.  Please note telephone votes must be cast prior to 3:00 a.m., EDT, April 29, 2014.

•
Voting By Internet: If you choose to vote by internet, log onto http://www.rtcoproxy.com/frbk and follow the instructions outlined on such secure website. Please note internet votes must be cast prior to 3:00 a.m., EDT, April 29, 2014.

•
In Person:  If you choose to vote in person, come to the annual meeting and cast your vote.  If you attend the annual meeting, you may vote your shares in person even if you have previously submitted a proxy.

If you vote electronically via the Internet or by telephone, you will need your shareholder control number (your shareholder control number can be found on the bottom right-hand corner of your proxy card).

If you hold your shares in street name or through a bank, brokerage firm or other nominee, see “How do I vote if shares are held in street name or through a bank, brokerage firm or other nominee?” for instruction on how to vote your shares.

How do I vote if shares are held in street name or through a bank, brokerage firm or other nominee?

If you hold your shares in street name or through a bank, brokerage firm or other nominee, you will need to vote your shares by providing voting instructions to your bank, brokerage firm or other nominee, in accordance with the voting instruction form provided to you by your bank, brokerage firm or other nominee, or by obtaining a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote those shares at the annual meeting.  Only with a legal proxy from your bank, brokerage firm or other nominee can you cast your vote in person at the annual meeting.

How will my proxy be voted?

If you submit a signed proxy card or submit your proxy by telephone or the internet but do not indicate how you want your shares voted, the persons named in the enclosed proxy will vote your shares of common stock:

•	“FOR” the election of each of the board’s director nominees named in this proxy statement,

•	“FOR” the approval of the Company’s 2014 Equity Incentive Plan; and

•	“FOR” the ratification of the appointment of BDO USA, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2014.

With respect to any other matter that properly comes before the annual meeting or any postponement or adjournment thereof, the persons named in the enclosed proxy will vote your shares of common stock in their discretion in accordance with their best judgment and in the manner they believe to be in the best interest of the Company.

If you hold your shares of the Company’s common stock in “street name” (that is, through a broker or other nominee) and fail to instruct your broker or nominee as to how to vote your shares of common stock (i) on the election of directors, or (ii) on the Company’s 2014 Equity Incentive Plan, your broker or nominee cannot vote your shares with respect to such proposals.  If you hold your shares in “street name” and fail to instruct your broker or nominee as to how to vote your shares of common stock on the ratification of the appointment of BDO USA, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2014, your broker or other nominee has discretionary voting authority to vote your shares on such proposal.

What is a broker non-vote?

A broker non-vote occurs when a bank or brokerage firm holding shares on behalf of a shareholder does not receive voting instructions from the shareholder by a specified date before the annual meeting and the bank or brokerage firm is not permitted to vote those undirected shares on specified matters under applicable stock exchange rules.  Thus, if you do not give your broker specific instructions, your shares may not be voted on those matters (so-called “broker non-votes”).  Broker non-votes are not considered to be votes cast and, therefore, generally have no effect on the outcome of elections of directors or other matters submitted to the shareholders and subject to approval based on votes cast.

Can I revoke my proxy or change my vote after submitting my proxy?

Proxies may be revoked at any time prior to being voted at the annual meeting.  You may revoke a proxy before its exercise by filing written notice of revocation with our Secretary before the annual meeting. After voting, you may change your vote one or more times by completing and returning a new proxy to our Secretary, by voting again by internet or telephone as described in this proxy statement, or by voting in person at the annual meeting.  You may request a new proxy card from our Secretary.  The last vote received chronologically will supersede any prior votes. The deadline for registered shareholders to change their vote by internet or telephone is 3:00 a.m., EDT, on April 29, 2014.  All requests and correspondence with our Secretary should be mailed to Republic First Bancorp, Inc., Two Liberty Place, 50 S. 16th Street, Suite 2400, Philadelphia, Pennsylvania 19102, Attention: Kemma Brown, Secretary.

What constitutes a quorum at the annual meeting?

We need a quorum of shareholders to hold a valid annual meeting.  A quorum will be present if at least a majority of the outstanding shares of common stock are represented in person or by proxy at the annual meeting.  Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.  If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors.  If the annual meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, shareholders who are entitled to vote and who attend the adjourned annual meeting, even though they do not constitute a quorum as described above at the adjourned meeting, will constitute a quorum for the purpose of acting on any matter described in the Notice of annual meeting.

How can I obtain directions to attend the annual meeting and vote in person?

The annual meeting will be held at The Union League of Philadelphia which is located at 140 South Broad Street, Philadelphia, PA, 19102. You may obtain directions to The Union League by contacting their office during regular business hours at (215) 563-6500 or by accessing The Union League’s website at http://www.unionleague.org and clicking on the “Directions and Parking” link. The information on this website is not incorporated into this proxy statement and is an inactive textual reference only.

How many votes are required for the election of directors (Proposal 1)?

For Proposal 1, directors are elected by a plurality vote of shares of common stock cast in person or by proxy at the annual meeting, provided a quorum is present.  A “plurality” means that the individuals who receive the largest number of affirmative votes cast are elected as directors up to the maximum number of directors to be chosen at the annual meeting.  Because the election of directors is based on a plurality of the votes cast, abstentions and broker non-votes have no effect on the outcome of the vote.  Votes that are withheld from a director nominee will be excluded entirely from the vote for such nominee and will have no effect on the result.  Shareholders are not entitled to cumulative voting in the election of directors.

How many votes are required for the approval of the Company’s 2014 Equity Incentive Plan (Proposal 2)?

Proposal 2 will be approved if a majority of the votes represented in person or proxy at the annual meeting and entitled to vote are voted FOR the proposal.  Abstentions, but not broker non-votes, will have the same legal effect as votes against the proposal.

How many votes are required for the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal 3)?

Proposal 3 will be approved if a majority of the votes represented in person or proxy at the annual meeting and entitled to vote are voted FOR the proposal.  Abstentions, but not broker non-votes, will have the same legal effect as votes against the proposal.

How many votes are required for any other proposals that may properly come before the annual meeting?

Generally, any other proposals that may properly come before the annual meeting or any postponement or adjournment thereof will be approved if a majority of the votes at the annual meeting and entitled to vote thereon are voted in favor of the action, unless otherwise provided by express provision of law or by our articles of incorporation or our bylaws. Abstentions, but not broker non-votes, will have the same legal effect as votes against any other proposal. Broker non-votes will not count as votes against any proposal at the annual meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s by-laws provide that the board may consist of not less than five directors and not more than 25 directors, classified into three classes, as nearly equal in number as possible, with the specific number of directors fixed from time to time by resolution of the board.  The members of one class of directors are elected at each annual meeting and each class of directors serves for approximately three years.  The classes of directors have been designated as “Class I,” “Class II” and “Class III.”

The board has fixed the number of directors at six.  Currently, the Class I Directors are Harry D. Madonna and Brian P. Tierney; the Class II Directors are Robert J. Coleman and Harris Wildstein, Esq.; and the Class III Directors are Barry L. Spevak and Theodore J. Flocco, Jr.  The incumbent Class II Directors will continue in office until the Company’s 2015 Annual Meeting of Shareholders and the incumbent Class III Directors will continue in office until the Company’s 2016 Annual Meeting of Shareholders.  All directors will hold office until the annual meeting of shareholders at which their terms expire and until the elections and qualifications of their successors.

Upon the recommendation of the nominating and governance committee of our board of directors, our board has nominated Harry D. Madonna and Brian P. Tierney for reelection as Class I Directors to serve until the Company’s 2017 annual meeting of shareholders and thereafter until their successors are elected and qualified.  All of the director nominees have agreed to stand for election.  In the event, however, that, for any reason, one or more director nominees becomes unavailable for election or service as director, the board may designate a substitute nominee or nominees to replace him or them and the persons designated in the enclosed proxy will vote for the election of such other person or persons as the board may recommend.

The specific backgrounds and qualifications of our current directors and director nominees are reflected in each person’s biography below.

Director Nominees

The following individuals have been nominated for election to the board as Class I Directors, to serve until the 2017 Annual Meeting of Shareholders and until their successors are elected and qualified.

Harry D. Madonna, age 71, has been chairman, president and chief executive officer of the Company since 1988.  Mr. Madonna has also served as the chairman and chief executive officer of the Bank since 1988 and served as the Bank’s president from 1998 until May 2010.  Mr. Madonna has also served as trustee of the First Bank of Delaware Liquidating Trust since November 2012.  From 1999 through November 2012, Mr. Madonna served as executive chairman of First Bank of Delaware and served as its chief executive officer from January 2002 until July 2008.  Mr. Madonna was counsel to Spector Gadon & Rosen, PC, a general practice law firm located in Philadelphia, Pennsylvania from January 1, 2002 until June 30, 2005 and prior to that, was a partner of Blank Rome LLP, a law firm located in Philadelphia, Pennsylvania from 1980 until December 2001.  Mr. Madonna’s background as an attorney and years of experience with the Bank provides him with the skills to lead the board and the Company.  Mr. Madonna’s position within the Company and the Bank also provides him with intimate knowledge of our business, results of operations and financial condition.  Further, as the chief executive officer and chairman, Mr. Madonna acts as the liaison between the directors and management, and assists the board in its oversight of the Company.

Brian P. Tierney, age 57, has been a director of the Company and the Bank since April 2011.  He has also served as chief executive officer of Brian Communications, a strategic communications agency, and Real Time Media, an interactive marketing services agency since November 2010. He was publisher of the Philadelphia Inquirer and Daily News and chief executive officer of its parent company, Philadelphia Media Holdings LLC, from June 2006 and August 2006, respectively, until October 2010. In February 2009, Philadelphia Newspapers LLC, a subsidiary of Philadelphia Media Holdings LLC, filed voluntary petitions for reorganization relief pursuant to Chapter 11 of the United States Bankruptcy code and emerged from bankruptcy in October 2010. He previously served as chairman and chief executive officer of Tierney Holdings LLC, a private investment firm. From June 2004 to March 2005, he was vice chairman of Advanta Corp. Prior to that, he was the founding partner of T2 Group, a public relations firm, from November 2003 until it was sold to Advanta Corp. Mr. Tierney serves on a variety of civic, educational and charitable boards of directors, including the board of directors of Nutrisystem, Inc., a publicly traded corporation and leading provider of home-delivered weight-loss meal plans.  Mr. Tierney has a strong corporate leadership background, having served as chief executive officer and having held additional management positions at several companies.  His service as a member of another public company board and other boards of directors also provides insight on corporate governance issues.

Continuing Directors

Each of the following individuals is an incumbent director who will continue to serve as a director of the Company until the end of his respective term or until a successor is elected and qualified.

Class II Directors

Robert J. Coleman, age 77, has been a director of the Company and the Bank since April 2003.  Prior to his retirement in December 2009, Mr. Coleman had been the chairman and chief executive officer of Marshall, Dennehey, Warner, Coleman & Goggin, a defense litigation law firm, since 1974.  Mr. Coleman’s background as an attorney offers the board valuable experience in legal matters (although he does not render the Company legal advice) and general business knowledge.

Harris Wildstein, Esq., age 68, has been a director of the Company and the Bank since 1988.   Mr. Wildstein has also served as trustee of the First Bank of Delaware Liquidating Trust since November 2012.  From 1999 through November 2012, Mr. Wildstein served as a director of First Bank of Delaware.  Since September 2004, Mr. Wildstein has been an owner and officer of Lifeline Funding, LLC, a pre-settlement funding organization.  He has been the Vice President of R&S Imports, Ltd., an automobile dealership, since 1977, and president of HVW, Inc., an automobile dealership, since 1982.  Mr. Wildstein’s background in owning and managing multiple businesses has made him sophisticated in the analysis of financial matters and offers the board insight into understanding the many customers that the Bank serves today.  Mr. Wildstein also provides the board with valuable leadership and management perspectives and business acumen.

Class III Directors

Theodore J. Flocco, Jr., C.P.A., age 69, has been a director of the Company and the Bank since 2008.  Before his retirement from Ernst & Young LLP, Mr. Flocco was a general audit partner and advised many of the largest SEC regulated clients of the Philadelphia office for more than 35 years, including several regional and local banks.  Mr. Flocco has experience in the banking, mutual fund, real estate and manufacturing and distribution industries. His responsibilities at Ernst & Young LLP included consulting with senior executives and directors of companies on accounting and strategic business issues, mergers and acquisitions, public offerings and SEC registrations. He has extensive experience in the public offering market through his involvement in more than 100 public equity and debt offerings. Mr. Flocco’s experience in public accounting and SEC matters provides the board with depth in matters related to accounting, SEC financial reporting and shareholder communication and also qualifies him as a financial expert to serve on the board’s audit committee.

Barry L. Spevak, age 53, has been a director of the Company and the Bank since April 2004.  He has also been a partner with Downey, Spevak and Associates, Ltd., a certified public accounting firm, since 1991 and has previously served as the treasurer of the Recording for the Blind and Dyslexic.  Mr. Spevak’s experience as a certified public accountant qualifies him as a financial expert and his financial accounting background provides the board with an understanding of financial statements, accounting and operational and financial controls. He also provides the Company with general business knowledge.

As noted above, Messrs. Madonna and Wildstein were members of First Bank of Delaware’s board of directors from 1999 through November 2012.  First Bank of Delaware was a public company until the dissolution of that entity on November 16, 2012. The remaining assets and liabilities of the First Bank of Delaware were transferred to a liquidating trust, First Bank of Delaware Liquidating Trust. Messrs. Madonna and Wildstein became trustees of that trust.  Mr. Tierney is a member of Nutrisystem, Inc.’s board of directors which is also a public company.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF OUR NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY TO SERVE UNTIL THE 2017 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

BOARD OF DIRECTORS AND COMMITTEES

Director Independence

The Company’s common stock is listed on the NASDAQ Global Market and the Company’s board of directors has determined the independence of the members of its board and committees under the NASDAQ listing standards. The Company’s board of directors determined that under NASDAQ independence standards Messrs. Coleman, Flocco, Spevak, Tierney and Wildstein, constituting a majority of the members of the Company’s board of directors, are independent, and that all of the members of the audit, nominating and governance and compensation committees are independent (as defined under the applicable SEC rules and the listing standards of NASDAQ).  The Company’s only director who was determined to not be independent was Mr. Madonna.

The board does not have a policy regarding the separation of the roles of chief executive officer and chairman of the board as the board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the board.  Accordingly, the board periodically reviews its leadership structure.  Currently, the board believes that the Company’s president and chief executive officer is best situated to serve as chairman of the board.  We believe this board leadership structure is appropriate for our Company, in that the combined role of president and chairman of the board and chief executive officer promotes unified leadership and direction for our Company, allowing for a single, clear focus for management to execute the Company’s strategy and business plan. The board believes that the Company’s chief executive officer is best situated to serve as chairman of the board because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of our corporate strategy.  Independent directors and management have different views and roles in the development of a strategic plan.  The Company’s independent directors bring experience, oversight and expertise from outside the Company and often the industry, while the chief executive officer brings Company-specific and industry-specific experience and expertise.  The board believes that the combined role of chairman and president and chief executive officer promotes efficiency, strategy development and execution, and facilitates information flow between management and the board, which are essential to effective governance.

We have a relatively small board, a majority of which is independent under the listing standards for the Nasdaq Global Market.  Each independent director has direct access to our chairman of the board, president and chief executive officer, as well as other members of the senior management team.  We believe that having such direct access makes the separation of the principal executive officer and board chairman positions unnecessary.  The independent directors also regularly meet in executive session without management present.

The board oversees the Company’s risk management, satisfying itself that our risk management practices are consistent with our corporate strategy and are functioning appropriately. While a degree of risk is inherent in any business activity, the board strives to ensure that risk management is incorporated into the Company’s culture, and to foster risk-aware and risk-adjusted decision-making throughout the organization. We believe our risk management processes are set up to bring to the board’s attention our material risks, and permit the board to understand and evaluate how those risks interrelate and how management addresses them.

Our board performs its risk oversight function in several ways. The board establishes standards for risk management by approving policies that address and mitigate the Company’s most material risks. These include policies addressing credit risk, interest rate risk, capital risk, and liquidity risk, as well as Bank Secrecy Act/Anti-Money Laundering compliance. The board also monitors, reviews, and reacts to our risks through various reports presented by management, internal and external auditors, and regulatory examiners.  The board conducts certain risk oversight activities through its various committees which have direct oversight over specific functional areas.  Our asset/liability committee, or ALCO, is also comprised of directors and members of senior management, and has primary responsibility for risks associated with our exposure to fluctuations in interest rates and our liquidity needs.  Our audit committee is responsible for risks associated with our financial reporting and internal controls, and our compensation committee is responsible for risks associated with our compensation practices.  Notwithstanding that each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks.

Meetings of the Board and Attendance

During 2013, the directors held nine board meetings.  All of the current directors attended at least 75% of the aggregate of (1) the total number of meetings of the board (held during the period for which such director was a member of the board) and (2) the total number of meetings of all committees of the board on which such director served (during the periods that such director served).  We encourage all incumbent directors and nominees for election as directors to attend our annual meetings.  All of our current directors attended the 2013 annual meeting of shareholders.

Board Committees

The Company’s board of directors conducts much of its business through committees, including a standing audit committee, nominating and governance committee and compensation committee.

Audit Committee

The board of directors of the Company has designated a standing audit committee, currently consisting of Messrs. Flocco (chair), Spevak and Wildstein. All members of the audit committee are independent as defined under the applicable SEC rules and the listing standards of NASDAQ, including the independence criteria applicable to audit committee members.  The board of directors has determined that both Mr. Flocco and Mr. Spevak qualify as audit committee financial experts, as defined in SEC rules and regulations.

The audit committee held nine meetings during 2013, and it operates under a written charter approved by the board.  A copy of the audit committee’s charter is available on the Company’s website at www.myrepublicbank.com. The responsibilities of the audit committee are to, among others:

•
assist the board of directors with the oversight of the integrity of the Company’s financial statements and internal controls,  the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and  the performance of the Company’s internal audit function and the independent registered public accounting firm;

•
establish procedures for receipt, retention, and handling complaints regarding accounting, internal accounting controls, and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters;

•
retain, evaluate, and, where appropriate, replace the independent auditors, set the independent auditor’s compensation, oversee the work of the independent auditor and pre-approve all audit services to be provided by the independent auditor;

•
review with the independent auditor and members of management conducting the internal audit  the adequacy and effectiveness of the systems of internal controls, accounting practices, and disclosure controls and procedures of the Company and current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate;

•	make a recommendation to the board as to whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K;

•	prepare the report required to be prepared by the audit committee pursuant to the rules of the Securities and Exchange Commission, or “SEC,” for inclusion in the Company’s annual proxy statement; and

•	review in advance the public release of all financial information.

Audit Committee Report

The audit committee of the Company’s board of directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

Management is responsible for the Company’s internal controls and financial reporting process.  The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee has reviewed and discussed the audited consolidated financial statements of the Company at and for the year ended December 31, 2013, with management.  As required by the standards of the Public Company Accounting Oversight Board (“PCAOB”), the audit committee discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by PCAOB Auditing Standard No. 16 “Communication with Audit Committees.” The audit committee has received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding its communications with the audit committee concerning independence, and has discussed with BDO USA, LLP its independence.

Based upon the audit committee’s review and discussions with management and the independent registered public accounting firm referred to above, the audit committee recommended to the board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Theodore J. Flocco, Jr. (Chair)
Barry L. Spevak
Harris Wildstein

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the preceding Audit Committee Report shall not be incorporated by reference into any such filings nor shall they be deemed to be soliciting material or deemed to be filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

Compensation Committee

The board of directors of the Company has designated a standing compensation committee, currently consisting of Messrs. Spevak (chair), Coleman and Flocco.

The compensation committee operates under a written charter approved by the board.  A copy of the compensation committee’s charter is available on the Company’s website at www.myrepublicbank.com.  The charter provides, among other things, that the compensation committee be comprised of at least three members.

All members of the compensation committee have been determined by the board to be independent under NASDAQ listing standards, “non-employee directors,” as defined in SEC Rule 16b-3, and “outside directors,” as defined for purposes of Internal Revenue Code Section 162(m).  The compensation committee held four meetings in 2013.  The compensation committee’s responsibilities include, among others, the following:

•	review and approve the Company’s overall compensation philosophy and oversee the administration of related compensation and benefit programs, policies and practices;

•
set the compensation of the chief executive officer and other executive officers of the Company.   Regarding compensation for officers other than the chief executive officer, the committee shall consult with the chief executive officer and the other officers of the Company as appropriate;

•
evaluate the performance of the chief executive officer and review and approve the chief executive officer’s evaluation of performance of the other executive officers in light of approved performance goals and objectives;

•
review and recommend for approval to the board cash-based incentive compensation plans, equity-based compensation plans, defined benefit and contribution plans and other welfare benefit plans or amendments or modifications to such plans;

•	grant options and other awards under equity-based plans;

•
review and discuss with management the Compensation Discussion and Analysis (CD&A) to be included in the Company’s annual proxy statement, if required, and determine whether to recommend to the board that the CD&A be included in the proxy statement, if applicable;

•	provide the compensation committee report for inclusion in the proxy statement, if required, that complies with the rules and regulations of the Securities and Exchange Commission; and

•
have the authority to retain and terminate any consulting firm to advise the compensation committee, as it deems appropriate, including the authority to approve the consultant’s fees and other retention terms.

Compensation Processes and Procedures

The compensation committee meets at such times as it determines to be necessary or appropriate, but not less than once a year. The compensation committee has the authority to establish the compensation of the chief executive officer and other executive officers of the Company and the Bank and may not delegate such authority, except to a sub-committee.  The chief executive officer has the responsibility for proposing the amount and form of compensation of the other executive officers of the Company and the Bank and the compensation committee consults with the chief executive officer on such matters.

The compensation committee is also responsible for periodically reviewing the amount and form of director compensation paid to non-employee directors.  The compensation committee recommends proposed changes in director compensation to the board as appropriate, from time to time, and any changes in director compensation are approved by the board.

Nominations and Shareholder Communications

Nominating and Governance Committee

The board of directors of the Company has designated a standing nominating and governance committee, currently consisting of Messrs. Coleman (chair), Spevak and Wildstein.

All members of the nominating and governance committee have been determined by the board to be independent under NASDAQ listing standards.  The nominating and governance committee held one meeting in 2013.  The nominating and governance committee operates under a written charter approved by the board.  A copy of the nominating and governance committee’s charter is available on the Company’s website at www.myrepublicbank.com.

In addition to the responsibilities described below regarding overseeing the selection and recommendation of board nominees, the nominating and governance committee’s responsibilities include, among other things, the following:

•
make recommendations to the Board from time to time as to changes that the Committee believes to be desirable in the size of the Board or any committee thereof and the establishment of any new committees of the Board that the Committee believes to be necessary or desirable;

•
conduct annually an evaluation of the performance of the board as a whole and the directors in such manner as the committee deems appropriate and, through its chairperson, communicate this evaluation to the full board; and

•	maintain an orientation program for new directors and an education program for continuing directors.

The nominating and governance committee also oversees the composition and operation of the Company’s board, including identifying individuals qualified to become board members, recommending to the board director nominees for the annual meetings of shareholders, and filling vacancies occurring between annual shareholder meetings. It identifies director candidates by considering the recommendations of the Company’s directors, executive officers and shareholders, as well as those of experts and consultants of the Company. The nominating and governance committee evaluates candidates it has identified or who have been recommended to it based on the selection criteria provided in the nominating and governance committee charter and other criteria deemed relevant by the nominating and governance committee, including each candidate’s background and experience, the candidate’s ability to understand the business, financial affairs and complexities of the Company and the Company’s business, the candidate’s willingness and ability to spend the necessary time required to function effectively as a director, the candidate’s open-minded approach to matters and the resolve to independently analyze matters presented for consideration, as well as the candidate’s ability to act in the best interest of the Company’s shareholders, and the candidate’s reputation for honesty and integrity.

While the nominating and corporate governance committee does not have a formal policy regarding director diversity, it believes that the directors should encompass a range of experience, viewpoints, qualifications, attributes and skills in order to provide sound and prudent guidance to the Company’s management. The nominating and corporate governance committee considers diversity in connection with its review of each potential director candidate and is satisfied that the current composition of the board of directors reflects its commitment to diversity. The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

The nominating and governance committee evaluates director candidates recommended by shareholders in the same manner that it evaluates other director candidates.  The procedures for shareholders to recommend director candidates are described under the heading “Shareholder Proposals and Nominations for the 2015 Annual Meeting”.

Shareholder Communications

Any shareholder may communicate with our board, or any individual member or members of the board, by directing his, her or its communication to Kemma Brown, Corporate Secretary, Republic First Bancorp, Inc., Two Liberty Place, 50 S. 16th Street, Suite 2400, Philadelphia, PA 19102, together with a request to forward the communication to the intended recipient or recipients.  In general, all shareholder communications delivered to the corporate secretary for forwarding to the board or specified board members will be forwarded in accordance with the shareholder’s instructions.  The corporate secretary, however, may not forward any abusive, threatening or otherwise inappropriate materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 17, 2014, information with respect to the holdings of Company voting securities of all persons which the Company, pursuant to filings with the SEC and the Company’s stock transfer records, has reason to believe may be beneficial owners of more than five percent (5%) of the Company’s outstanding common stock, each current director or director nominee, each executive officer named in the 2013 Summary Compensation Table, and all of the Company’s director nominees,  directors and executive officers as a group.

Name of Beneficial Owner or Identity of Group (1)	Number of Shares Beneficially Owned (2)		Percentage of Ownership (2)

Director Nominees, Directors and Executive Officers:
Harris Wildstein	946,203	(3)	3.6%
Harry D. Madonna	721,884	(4)	2.8%
Robert J. Coleman	633,668	(5)	2.4%
Theodore J. Flocco, Jr.	74,573	(6)	*
Barry L. Spevak	41,999	(7)	*
Brian P. Tierney	26,597	(8)	*
Jay Neilon	73,000	(9)	*
Rhonda Costello	85,500	(10)	*
Andrew J. Logue	83,000	(11)	*
Frank A. Cavallaro	21,250	(12)	*

All, director nominees, directors and executive officers as a group (10 persons)	2,707,674		10.3%

Other Five Percent Beneficial Shareholders:
Vernon W. Hill II	2,576,077	(13)	9.9%
Schaller Group	2,559,394	(14)	9.9%
Wellington Management Company, LLP	2,239,000	(15)	8.6%
The Evergreen Trust B	2,019,438	(16)	7.6%
_______________________________________

* Represents beneficial ownership of less than 1%.

(1)
Unless otherwise indicated, the address of each beneficial owner is c/o Republic First Bancorp, Inc., Two Liberty Place, 50 S. 16th Street, Suite 2400, Philadelphia, PA 19102. The group of director nominees, directors and executive officers was determined as of March 17, 2014.

(2)
The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.  Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: voting power, which includes the power to vote, or to direct the voting of, common stock; and/or, investment power, which includes the power to dispose, or to direct the disposition of, common stock, is determined to be a beneficial owner of the common stock.  All shares are subject to the named person’s sole voting and investment power unless otherwise indicated.  Shares beneficially owned include shares issuable upon exercise of options which are currently exercisable or which will be exercisable within 60 days of March 17, 2014 and upon conversion of convertible securities which are currently convertible or which will be convertible within 60 days of March 17, 2014. Percentage calculations presume that the identified individual or group exercise and convert all of his or their respective options and convertible securities, and that no other holders of options or convertible securities exercise their options or convert their convertible securities.  As of March 17, 2014, there were 25,972,897 shares of the Company’s common stock outstanding.

(3)
Includes 22,000 shares of common stock issuable subject to options which are currently exercisable. Also includes 27,828 shares in trust for his daughter, 32,235 shares owned by his mother’s estate of which he serves as executor, 21,092 shares owned by his son, and 14,032 shares held by his wife.

(4)
Includes 45,000 shares of common stock issuable subject to options which are currently exercisable. Does not include securities held by The Evergreen Trust B.  Mr. Madonna does not have the power to vote on, invest in, or dispose of securities held by The Evergreen Trust B and accordingly does not beneficially own those shares.  See note (16) below.

(5)	Includes 32,996 shares of common stock issuable subject to options which are currently exercisable.
(6)
Includes 19,000 shares of common stock issuable subject to options which are currently exercisable and 240 trust preferred securities of Republic First Bancorp Capital Trust IV which are currently convertible into 36,923 shares of common stock.

(7)	Includes 22,000 shares of common stock issuable subject to options which are currently exercisable.
(8)	Includes 10,000 shares of common stock issuable subject to options which are currently exercisable.
(9)	Includes 23,000 shares of common stock issuable subject to options which are currently exercisable.
(10)	Includes 58,000 shares of common stock issuable subject to options which are currently exercisable and 12,500 shares of common stock held by her husband.
(11)	Includes 58,000 shares of common stock issuable subject to options which are currently exercisable
(12)	Includes 7,500 shares of common stock issuable subject to options which are currently exercisable.
(13)
Information with respect to beneficial ownership is based partly on a Schedule 13D/A filed with the SEC on August 9, 2010 by Vernon W. Hill, II.  Mr. Hill owns a total of 6,000 trust preferred securities of Republic First Bancorp Capital Trust IV which are currently convertible into 923,077 shares of common stock. A restriction on conversion of these trust preferred securities prohibits conversion if the holder would beneficially own more than 9.9% of the common stock outstanding at the time of conversion. Accordingly, the calculation of the number of shares beneficially owned in the table above only includes 306 trust preferred securities of Republic First Bancorp Capital Trust IV held by Mr. Hill, which are currently convertible into 47,077 shares of common stock. The address of Mr. Hill is 14000 Horizon Way, Suite 100, Mt. Laurel, NJ  08054.

(14)
Information with respect to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 18, 2014 by Schaller Investment Group Incorporated, Schaller Equity Partners, Schaller Equity Management, Inc. and Douglas E. Schaller (the “Schaller Group”).  Schaller Equity Partners owns directly 1,846,944 shares of common stock.  Schaller Equity Management, Inc. is the general partner of Schaller Equity Partners. Schaller Investment Group Incorporated is the advisor of Schaller Equity Partners. In addition, 712,450 shares of common stock are held in separate accounts managed by Schaller Investment Group Incorporated.  Schaller Investment Group Incorporated could be deemed to indirectly beneficially own the shares held in the separately managed accounts. Douglas E. Schaller is the President of Schaller Equity Management, Inc. and Schaller Investment Group Incorporated. The principal business office address for the Schaller Group is 324 Indera Mills Court, Winston-Salem, NC 27101.

(15)
Information with respect to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 14, 2014 by Wellington Management Company, LLP.  The principal business office address for Wellington Management Company is 280 Congress Street, Boston, MA 02210.

(16)
Information with respect to beneficial ownership is based on a Schedule 13G filed with the SEC on May 17, 2011.  The co-trustees of The Evergreen Trust B are Brooke C. Madonna, Harry Dillon Madonna, Brandy C. Madonna and Lucas Prewett.  The co-trustees have voting and dispositive power over the shares held by the Evergreen Trust B.  In addition, Harry Dillon Madonna beneficially owns 11,934 shares of common stock which are held directly and Brandy Madonna beneficially owns 8,795 shares of common stock which are held directly.  Includes 1,557,900 shares of common stock held by The Evergreen Trust B directly and 461,538 shares of common stock issuable upon the conversion of 3,000 trust preferred securities of Republic First Bancorp Capital Trust IV, which trust preferred securities are currently convertible.  Mr. Harry D. Madonna does not have the power to vote on, invest in, or dispose of securities held by The Evergreen Trust B and accordingly does not beneficially own those shares.  The address of The Evergreen Trust B is 1320 North Avignon Drive, Gladwyne, PA 19035.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

The following sets forth certain information regarding executive officers of the Company and the Bank.  Information pertaining to Harry D. Madonna, who is both a director and an executive officer of the Company and the Bank, may be found in the section entitled “Proposal 1 – Election of Directors – Continuing Directors”.

Andrew J. Logue, 56, has been president and chief operating officer of the Bank since May 2010. Mr. Logue had been executive vice president and chief operating officer of the Bank since August 20, 2008.  Prior to joining the Bank, Mr. Logue, served as senior vice president/enterprise risk management for Commerce Bank, N.A. and its successor TD Bank, N.A. from March 1991 to August 2008.  Mr. Logue served in various functions during his tenure at Commerce Bank, N.A.

Rhonda Costello, 56, has been an executive vice president and chief retail officer of the Bank since August 5, 2008. Prior to joining the Bank, Ms. Costello, served as senior retail officer for Commerce Bank’s Pennsylvania, Central New Jersey and New Jersey Shore Markets.  She also held a wide range of management positions during her 23 year tenure with Commerce Bank, which began March 4, 1985, including regional vice president of the Burlington County, N.J. market, director of the Human Resources Department and dean of Commerce University.

Jay M. Neilon, 60, has been an executive vice president and chief credit officer of the Bank since February 2012.  Mr. Neilon had been a senior vice president and chief credit officer of the Bank since December 31, 2008.  Prior to joining the Bank, Mr. Neilon, served as senior credit officer for Commerce Bank, N.A. and its successor TD Bank, N.A. from July 1992 to December 2008.   Prior to Commerce Bank, N.A., Mr. Neilon held various credit and lending positions with Fidelity Bank, Philadelphia, PA from September 1976 to July 1992.

Frank A. Cavallaro, 45, has been an executive vice president and chief financial officer of the Company since February 2012.  Mr. Cavallaro had been a senior vice president and chief financial officer of the Company since August 31, 2009.  Prior to joining the Company, Mr. Cavallaro, served as a vice president in the finance department for Commerce Bank, N.A. and its successor TD Bank, N.A. from September 1997 to August 2009.  Mr. Cavallaro, a certified public accountant, has eighteen years of experience in the financial services industry and, prior to that, three years experience in public accounting with Ernst & Young LLP.

Executive Compensation

Compensation Discussion and Analysis

Overview of the Executive Compensation Program. Our executive compensation program includes a number of fixed and variable compensation and benefit components, typical of programs among comparable community banking and financial services companies in our local and regional marketplace. The program seeks to provide participating executives with an industry-competitive level of total compensation.

Compensation Philosophy and Program Objectives. We believe that the compensation program for executives should directly support the achievement of annual, longer-term and strategic goals of the business, and, thereby, align the interests of executives with the interests of our shareholders.

We believe the current program provides sufficient levels of fixed income, in the forms of base salary and health and welfare benefits, to attract high caliber executive talent to the organization.  We believe it also provides competitive annual bonus and longer-term incentive opportunities to encourage performance and to reward the successful efforts of executives.

The incentive opportunities are based on an executive’s role in our organization, company and individual performance, maintaining a compensation program that is competitive in our industry and markets, and other factors.

Our current program contains certain compensation features, provided on a selective basis, to encourage retention through long-term wealth accumulation opportunities and to assure transition support in the event of substantial organization or ownership change.  These provisions are designed to support retention of good performers by the organization.

We believe that the features and composition of the current program are consistent with practices of other comparable community banking and financial services organizations in our marketplace and that the program balances the need for competitive pay opportunities at the executive level with shareholders’ expectations for reasonable return on their investment.

Program Management. The compensation committee of the board of directors has primary responsibility for the design and administration of the compensation of the chief executive officer of the Company and the Bank, and makes decisions with respect to the compensation program for other executive officers.  The compensation committee will consider the make-up and administration of the executive compensation program in light of changing organization needs and operating conditions and changing trends in industry practice.

Role of Executive Management in the Compensation Decision Process.  The compensation committee is responsible for approving compensation of our chief executive officer and other executive officers.  The chief executive officer will make recommendations to the compensation committee with respect to the compensation of other executive officers.  In formulating its decisions, the compensation committee may seek information about the performance of the business, organization staffing requirements and the performance levels of incumbent executives from our chief executive officer.  It may also utilize the services of our chief financial officer and other officers to the extent the compensation committee deems appropriate.

Program Review and Compensation Decision Process.  Annually, the compensation committee reviews information on executive compensation levels in the industry and industry program practices, reviews our compensation program, and considers adjustments to the program, salary adjustments and incentive awards.  The compensation committee will examine the current compensation and benefit levels of executive officers in light of their continuing or changing roles in the business and the assessments of their individual performances by the compensation committee or the chief executive officer.  It will also approve annual bonus compensation, after consideration of Company and individual performance, but which is ultimately discretionary.

The compensation committee may also be called upon to consider compensation related decisions throughout the calendar year as executives are reassigned or promoted and new executive officers join the organization.  In these instances, the compensation committee will review all aspects of the executive officer’s compensation including base salary level, annual incentive opportunities, longer-term incentive awards, participation in special benefit plans, and employment contract provisions, if applicable.

Compensation Decision Factors and Considerations.  The following factors typically influence compensation committee decisions on salary and benefits for our executive officers:

•
Salary: executive’s overall performance during the year ending, changes in organization role and scope of responsibility, current salary in relation to the position’s market value, any significant changes in the industry’s pay practices for comparable positions.

•	Discretionary Annual Bonus Compensation: competitive industry practice with respect to size of awards, actual performance of the Company against budget and performance of executive officer.

•
Longer-term Incentive Awards: competitive industry practice with respect to size of awards, recent performance of the Company and the individual executive, applicable accounting rules for expensing equity awards, and shareholder concerns about dilution and overhang.

•
Nonqualified Compensation and Benefits: tax rules on qualified benefit plans, likely replacement income benefits for executives compared to other categories of employees within the organization, competitive industry practice for comparable type and level of executive positions.

•
Perquisites: the needs of the executive’s position, frequency of travel to other Company locations, or to meet with Company clients and prospective clients, and competitive industry practices for comparable executive roles.

•
Employment Agreements:  where they serve Company needs for confidentiality about business practices and plans, preservation of the customer base (non-competition and non-solicitation provisions), competitive industry practices and employee retention.

Basis for Defining Competitive Compensation Levels and Practices.  The types and levels of compensation included in the Company’s executive compensation program are generally consistent with current features and programming trends among similar size and type organizations in our local and regional marketplace.

The compensation committee may review survey reports on national and regional compensation practice within the Company’s industry group, focusing on pay levels and practices among community banking and diversified financial services institutions based in the Mid-Atlantic Region and specifically the Greater Philadelphia metropolitan marketplace, having a level of total assets comparable to our own.  This range of institutions represents banking companies that are somewhat smaller and somewhat larger than the Company.  The asset range will be modified from time to time as the Company’s operating circumstances change.

For the 2013 program planning cycle, the compensation committee reviewed executive compensation information from the following institutions in Pennsylvania, and New Jersey based on public information available through the internet and documents filed with the SEC.

Bryn Mawr Bank Corporation	Metro Bancorp, Inc.
Citizens & Northern Corporation	OceanFirst Financial Corporation
DNB Financial Corporation	QNB Corporation
Fox Chase Bancorp, Inc.	Roma Financial Corporation
Harleysville Savings Financial Corporation	Royal Bancshares of Pennsylvania, Inc.

Program Components.  There are six (6) elements in the current executive compensation program:

Base Salary.  Base salary opportunities are based on industry practice for comparable jobs in like size and type community banking and financial service organizations.  Within the defined competitive range, an executive’s salary level is based initially on his qualifications for the assignment and experience in similar level and type roles.  Ongoing, salary adjustments reflect the individual’s overall performance of the job against organization expectations and may also reflect changes in industry practices.

Health & Welfare Benefits.  Executives participate in Company’s qualified health and welfare benefits program on the same terms and conditions as all other employees of the Company.

Annual Performance Incentives.  The Company pays bonus compensation which provides executives with opportunities to earn additional cash compensation in a given year.  Bonus compensation is discretionary, but Company and business unit operating results and individual performance contributions are considered.  Typical annual performance metrics for Company executives include net income, loan and deposit growth and net interest margin.  The determination of actual bonus amounts is not formulaic, but, rather, the result of a review of achievements by the chief executive officer and the compensation committee and the application of prevailing industry practices on annual incentive awards.

Longer-term Performance Incentives.  Executives are eligible to participate in longer-term incentive award plans established to focus executive efforts on the strategic directions and goals of the business and to reward them for their successes in increasing enterprise value.  Awards can result in additional cash compensation or equity grants in the form of stock options or restricted stock.  While the size of such awards may increase or decrease based on current business performance, it is the intention of the compensation committee to recommend some combination of the available awards at least annually as an incentive to focus executives’ future efforts on longer-term needs and objectives of the business.

•
Equity Grant Plan.  Our Amended and Restated Stock Option Plan and Restricted Stock Plan (the “Plan”) authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants.  We can also grant restricted stock to this same group.  Our compensation committee is the administrator of the Plan.  Stock option or restricted stock grants may be made at the commencement of employment and from time to time to meet other specific retention or performance objectives, or for other reasons.  Periodic grants of stock options or restricted stock are made at the discretion of the compensation committee to eligible employees and, in appropriate circumstances, the compensation committee considers the recommendations of the chief executive officer.  Because our existing equity incentive plan will expire in 2015, we are submitting for shareholder approval a new equity incentive plan to replace it.  See Proposal 2 – “Approval of the 2014 Republic First Bancorp, Inc. Equity Incentive Plan.”

•
Deferred Compensation.  During 2009, our deferred compensation plan was frozen to new participants and Mr. Madonna is the only named executive officer who remains eligible for participation.  As such, he may receive, at the compensation committee’s discretion, a company contribution in an amount determined by the compensation committee.  Contributions vest three years after the plan year to which the contribution applies, or sooner upon a change of control.  The value and any earnings on participant accounts are determined by the changes in value of the investments selected by the participant, including the Company’s common stock.

Nonqualified Benefits and Perquisites.  We currently do not offer a nonqualified supplemental retirement income plan (SERP) to any of our executives, but our chief executive officer, as a former non-employee director, has an account balance in a now frozen retirement income plan for directors.

Perquisites for Company executives are generally limited to automobile allowances or the use of a Company-provided automobile, and, in a very few instances, a club membership.  Typically, these perquisites are provided in instances where such benefits can facilitate the conduct of business with corporate and high net worth clients.

Employment and Change in Control Agreements.  We have entered into employment agreements with Mr. Madonna, Mr. Logue and Ms. Costello, in each case because the agreements served certain Company objectives and were consistent with competitive industry practices.  The agreements with Mr. Logue and Ms. Costello were instrumental in attracting them to join us.  All of the agreements include severance benefits, whether or not in connection with a change in control of the Company, and obligations of the named executive officers to maintain confidentiality about business practices and plans, and for the preservation of our operations and customer base through restrictive covenants, including noncompetition and non-solicitation provisions.  In 2013, we entered into change in control agreements with Messrs. Neilon and Cavallaro, which provide them with severance benefits if their employment ceases due to a termination by the Company and/or the Bank in connection with a change of control of the Company. See “Description of Employment and Change in Control Agreements” and “Potential Payments Upon Termination or Change in Control.”

2013 Compensation and Status of the Program and Likely Practices Going Forward.  The salaries of Mr. Madonna, Mr. Logue and Ms. Costello were determined in accordance with their existing employment agreements and are subject to adjustment based on an annual review by the Compensation Committee. Salaries for Mr. Neilon and Mr. Cavallaro were initially determined at the time of hiring and were set at an amount to successfully recruit them to join the Company. Their salaries are also subject to adjustment based on an annual review by the Compensation Committee.

As a result of the significant progress made by the Company in the improvement of asset quality and the successful transformation to a retail focused, customer service based banking strategy, each of the named executive officers received a discretionary cash bonus during 2013. In addition, Mr. Madonna received an option grant consistent with his employment agreement, and Mr. Logue, Ms. Costello, Mr. Neilon and Mr. Cavallaro each received an option grant during 2013.

Payment of discretionary cash bonuses will continue to be assessed in the future based on individual performance and the operating results of the Company. Stock option grants are likely to continue with the size of awards tracking with the performance results of the business.  The compensation committee will evaluate award opportunities for executives based upon an annual review of all relevant information available to them to ensure they are in line with performance results.

Employment Agreements.  The compensation committee has responsibility for review of current and proposed employment agreements and will specifically authorize contract renewals.

Compliance with Sections 162(m) and 409A of the Internal Revenue Code.  Section 162(m) of the Internal Revenue Code provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1,000,000 annually, with certain exemptions for qualified “performance-based” compensation.  The Company has obtained shareholder approval of its stock option plan, and compensation earned pursuant to such plan is exempt from the Section 162(m) limit. Since we retain discretion over bonuses and certain amounts contributed to the deferred compensation plan, such amounts will not qualify for the exemption for performance-based compensation.  Such amounts have not been at levels that, together with other compensation, approached the $1,000,000 limit.  The Company believes its compensation policies reflect due consideration of Section 162(m).  We reserve the right, however, to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of our shareholders, after taking into consideration changing business conditions or the executive officer’s performance.

It is also our intention to maintain our executive compensation arrangements in conformity with the requirements of Section 409A of the Internal Revenue Code, which imposes certain restrictions on deferred compensation arrangements.

Compensation Committee Report

The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis,” which begins on page 17 of this proxy statement, with management and, based on such review and discussions, the compensation committee recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

Respectfully submitted,

Barry L. Spevak (Chair)
Robert J. Coleman
Theodore J. Flocco, Jr.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the preceding Compensation Committee Report shall not be incorporated by reference into any such filings nor shall they be deemed to be soliciting material or deemed to be filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

Executive Compensation

The following table shows the annual compensation of our chief executive officer, our chief financial officer and the three most highly compensated executive officers of the company other than the chief executive officer and chief financial officer for the fiscal year ended December 31, 2013.  Collectively, these officers are referred to as our “named executive officers”.

2013 Summary Compensation Table

The following table shows the annual compensation of the Company’s named executive officers for the fiscal years ended December 31, 2013, 2012 and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1) ($)	All Other Compensation ($)	Total ($)
Harry D. Madonna President and Chief Executive Officer (2)	2013	479,231	20,000	17,880	95,959	613,070
	2012	437,115	15,000	12,600	41,646	506,361
	2011	425,000	-	20,760	51,710	497,470
Andrew J. Logue Chief Operating Officer (3)	2013	331,154	20,000	17,880	30,586	399,620
	2012	298,340	15,000	15,750	31,397	360,487
	2011	265,000	-	17,300	30,085	312,385
Rhonda Costello Chief Retail Officer (4)	2013	242,500	15,000	17,880	27,340	302,720
	2012	230,701	10,000	8,400	26,865	275,966
	2011	225,000	-	17,300	26,247	268,547
Jay Neilon Chief Credit Officer (5)	2013	233,077	20,000	17,880	26,073	297,030
	2012	220,240	15,000	15,750	25,433	276,423
	2011	198,846	-	13,840	24,499	237,185
Frank A. Cavallaro Chief Financial Officer (6)	2013	214,231	20,000	17,880	24,679	276,790
	2012	186,201	15,000	15,750	24,118	241,069
	2011	169,231	-	13,840	23,373	206,444

(1)
The amount shown is the aggregate fair value as of the grant date in accordance with FASB ASC Topic 718.  The Black-Scholes option pricing model is utilized to determine the fair value of stock options.  Assumptions made in the valuation of option awards for financial statement reporting purposes are as follows:  In 2013, the following assumptions were utilized: a dividend yield of 0%; expected volatility of 54.89%; risk-free interest rate of 1.41% and an expected life of 7.0 years.  In 2012, the following assumptions were utilized: a dividend yield of 0%; expected volatility of 53.12%; risk-free interest rate of 1.36% and an expected life of 7.0 years.  In 2011, the following assumptions were utilized: a dividend yield of 0%; expected volatility of 49.11%; risk-free interest rate of 2.84% and an expected life of 7.0 years. A dividend yield of 0% is utilized, because cash dividends have never been paid. The expected life reflects a 3 to 4 year “all or nothing” vesting period, the maximum ten year term and review of historical behavior. The volatility was based on Bloomberg’s seven year volatility calculation for “FRBK” stock. The risk-free interest rate is based on the seven year Treasury bond.

(2)
In 2013, all other compensation includes $48,325 of automobile and transportation allowance, $18,095 of business development expense including a club membership which is sometimes used for personal purposes, $16,615 for a supplemental term life insurance policy, $5,809 for Company paid supplemental long-term disability policy premiums, and $7,115 in matching contributions made to the Company’s 401(k).

(3)	In 2013, all other compensation includes $20,586 of automobile and transportation allowance and $10,000 in matching contributions made to the Company’s 401(k) plan.
(4)
In 2013, all other compensation includes $18,394 of automobile and transportation allowance and $8,946 in matching contributions made to the Company’s 401(k) plan. The Company received reimbursement in the amount of $0, $20,545 and $49,141 from Metro Bank PLC (“Metro”) for services Ms. Costello provided to Metro during 2013, 2012 and 2011 respectively.  See “Summary Compensation and Grants of Plan Based Awards” for a description of Ms. Costello’s consulting arrangement with Metro.

(5)	In 2013, all other compensation includes $16,750 of automobile and transportation allowance and $9,323 in matching contributions made to the Company’s 401(k) plan.
(6)	In 2013, all other compensation includes $16,787 of automobile and transportation allowance and $7,892 in matching contributions made to the Company’s 401(k) plan.

Grants of Plan-Based Awards in 2013

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Closing Price on Grant Date ($ / Sh)	Grant Date Fair Value of Option Awards (1) ($)
Harry D. Madonna	March 13, 2013	12,000	2.69	2.69	17,880
Andrew J. Logue	March 13, 2013	12,000	2.69	2.69	17,880
Rhonda Costello	March 13, 2013	12,000	2.69	2.69	17,880
Jay M. Neilon	March 13, 2013	12,000	2.69	2.69	17,880
Frank A. Cavallaro	March 13, 2013	12,000	2.69	2.69	17,880

(1)
The grant date fair value was determined in accordance with ASC 718-10, by the Black-Scholes option pricing model.  The following assumptions were utilized: a dividend yield of 0%; expected volatility of 54.89%; a risk-free interest rate of 1.41%; and an expected life of 7.0 years. Options for Messrs. Madonna, Logue, Neilon, and Ms. Costello vest in four equal installments each year beginning on the first anniversary of the date of grant based on their years of employment with the Company. Mr. Cavallaro’s options vest after four years from the date of the grant. Each of the options granted may be subject to acceleration upon completion of a change in control, as defined in the plan.

The Company’s compensation committee authorized the granting of the options in the table shown above. Options issued to Mr. Madonna represented the annual grant of options as per his employment contract.

Summary Compensation and Grants of Plan-Based Awards.  Our named executive officers receive from the Company a combination of base salary, health and welfare benefits, bonus compensation, long-tern incentive compensation in the form of stock option awards, qualified and nonqualified deferred compensation and perquisites.  Bonus compensation is paid at the discretion of the compensation committee of the Company’s board of directors after consideration of numerous factors, which may include net income, loan and deposit growth, net interest margin, and other factors set by the compensation committee.

Description of Employment and Change in Control Agreements.  In May 2013, the Company and the Bank entered into a new employment agreement, effective June 1, 2013 with Harry D. Madonna, Chairman of the boards of directors of the Company and the Bank, President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank. The agreement replaced and superseded Mr. Madonna’s prior employment agreement which had a term expiring on December 31, 2013.

The agreement provides for Mr. Madonna’s continuing service as Chairman of the boards of directors of the Company and the Bank, President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank for an initial term of three years beginning June 1, 2013, subject to annual renewals thereafter absent notice of nonrenewal by either party at least six months prior to an annual renewal date. The Company and the Bank may also terminate Mr. Madonna’s employment at any time for specified events of “good reason.” Mr. Madonna may terminate the agreement with six months prior notice. Mr. Madonna may also terminate the agreement for specified events of “good cause.”

Mr. Madonna’s annual base salary under the agreement is $500,000. Mr. Madonna is eligible to receive annual increases in base salary in the sole discretion of the Compensation Committees of the Company and the Bank after taking into account criteria determined in advance by the Committees, and bonuses based on a percent of annual base salary in the sole discretion of the Compensation Committees of the Company and the Bank upon achievement of established criteria. The agreement also provides that, based on meeting or exceeding criteria established for this purpose from year to year, Mr. Madonna will receive on an annual basis during the term of his employment, options to purchase such number of shares of the Company’s common stock (at a per share exercise price equal to fair market value of the stock on the date of grant) determined at the discretion of the committee charged with the responsibility for grants under the Company’s stock incentive plan, which determination shall be made taking into account criteria set by such committee in advance. Such options will vest one year from the date of grant. Mr. Madonna will also be entitled to certain other customary perquisites, including use of an automobile and reimbursement of related operating expenses, health and disability insurance available to all employees, and reimbursement for travel, entertainment and club dues and expenses. Under the agreement, the Company and the Bank also agree to reimburse Mr. Madonna for the cost of term life insurance policies providing a death benefit in the amount of $4.0 million.

Mr. Madonna’s agreement provides for certain severance and change in control benefits. In the event of termination of Mr. Madonna’s employment for any reason, including a merger or sale of the Company or the Bank or transfer of a majority of the stock of the Company or the Bank (a “Change in Control”) or failure by the Company and the Bank to continue his employment at the termination of the agreement or any subsequent employment agreement, or if Mr. Madonna is not elected a member of the boards of directors of the Company or the Bank or upon agreement that Mr. Madonna is to transition from service as chief executive officer to service as a non-employee director of the Company and the Bank, Mr. Madonna would be entitled to receive a severance payment equal to three times his annual base salary plus three times his average bonus over the prior three years, and five years of continued health and other benefits and life insurance or cash in an amount equal to the cost of such insurance. Mr. Madonna would not be entitled to any severance or other payments in the event that his employment terminates as a result of death, resignation by him without good cause, or termination by the Company or the Bank for good reason. Subject to compliance with Section 409A of the Internal Revenue Code, all severance payments are to be made in a lump sum within 30 days after the applicable termination event.

In the event of a merger or sale or transfer of a majority of the stock of the Company or the Bank while Mr. Madonna remains employed by the Company and the Bank or remains serving as a director (or within one year after Mr. Madonna ceases to provide any services to either the Company or the Bank in any capacity), he will be entitled, in addition to any other compensation payable to him under the agreement, to a transaction bonus in an amount determined by the compensation committees of the Company and the Bank, which amount cannot be less than $1.0 million. The transaction bonus is payable within 30 days following consummation of the transaction giving rise to payment of such bonus.

The agreement provides for non-disclosure by Mr. Madonna of any confidential information relating to the business of the Company or the Bank during or after the period of his employment, except in the course of employment related duties. In the event that the amounts and benefits payable under the agreement are such that Mr. Madonna becomes subject to the excise tax provisions of Section 4999 of the Internal Revenue Code, Mr. Madonna will be entitled to receive a tax gross-up payment to reimburse him for the amount of such excise taxes. He will also receive a tax gross-up payment for certain other taxes payable by him with respect to certain perquisites under the agreement.

Mr. Logue is party to an amended employment agreement with the Bank.  Pursuant to such agreement, Mr. Logue serves as President and Chief Operating Officer of the Bank.  Mr. Logue’s employment is on an at-will basis and we or he may terminate his employment, at any time, for any reason.  The current base salary under the agreement is $335,000, which is subject to annual review.  Mr. Logue is eligible to receive discretionary annual bonuses to be determined by the compensation committee. He is also eligible to participate in the standard benefit plans and programs offered to all full-time employees, paid time off, an automobile allowance and reimbursement for all reasonable business expenses incurred during the performance of his duties.

Mr. Logue’s agreement also provides for certain severance benefits upon a termination of his employment by the Bank without cause (as defined in the agreement) or due to resignation with good reason (as defined in the agreement). In such event, Mr. Logue is entitled to the continuation of payments for base salary and the waiver of any premiums for continued coverage under the medical benefits plan for a period of three months.  In the event that Mr. Logue’s employment ceases due to a termination by the Bank upon a change in control, he will be entitled to a lump-sum severance payment within fifteen days of termination equal to the sum of his annual base salary for the preceding twelve months. If Mr. Logue is offered a position with a successor to the Company with annual compensation that is substantially similar to or greater than his compensation with the Bank immediately prior to the termination, no change in control severance payment is payable.  The payment of such severance amounts and benefits coverage is contingent upon Mr. Logue’s resignation from all employee and director positions with the Bank and its affiliates and on execution and delivery of a general release of claims against the Company, the Bank and its affiliates in such form as the Bank may require.  Mr. Logue’s agreement prohibits disclosure of confidential information acquired by him in the context of his employment, and includes covenants prohibiting solicitation of customers and employees and providing for non-competition for a period of twelve months following any cessation of employment.

Ms. Costello is a party to an employment agreement with the Bank.  Pursuant to such agreement, Ms. Costello serves as Executive Vice President and Chief Retail Officer of the Bank. Ms. Costello’s employment is on an at-will basis and we or she may terminate her employment, at any time, for any reason.  The current base salary under the agreement is $245,000, which is subject to annual review.  Ms. Costello is eligible to receive discretionary annual bonuses to be determined by the compensation committee.  She is also eligible to participate in the standard benefit plans and programs offered to all full-time employees, paid time off, an automobile allowance and reimbursement for all reasonable business expenses incurred during the performance of her duties.

Ms. Costello’s agreement also provides for certain severance benefits upon a termination of her employment by the Bank without cause (as defined in the agreement) or due to resignation with good reason (as defined in the agreement), or if her employment ceases due to a termination by the Bank following a change in control, which severance benefits are the same as those described for Mr. Logue.  Ms. Costello’s agreement prohibits disclosure of confidential information acquired by her in the context of her employment, and includes covenants prohibiting solicitation of customers and employees and providing for non-competition for a period of twelve months following any cessation of employment.

The Bank allowed Ms. Costello to enter into a consulting agreement with Metro Bank PLC (“Metro”), which is headquartered in London, England so long as the services provided under this consulting agreement did not interfere or conflict with her responsibilities to the Bank.  Under the terms of the agreement, Ms. Costello spent a limited amount of time assisting Metro with the development and execution of their growth strategy. Ms. Costello was compensated directly by Metro for consulting services performed under this agreement.  Metro also reimbursed the Bank for time spent by Ms. Costello on these consulting services. See footnote 4 under “2013 Summary Compensation Table” for further detail.  This agreement was terminated.

In 2013, the Company entered into letter agreements with each of Mr. Neilon and Mr. Cavallaro, which provide such executives with severance benefits if the executive’s employment with the Company or the Bank ceases due to a termination by the Company and/or the Bank upon a change of control.  In such event, each will be entitled to a lump-sum severance payment within fifteen days of termination equal to the sum of his annual base salary for the preceding twelve months. If either is offered a position with a successor to the Company with annual compensation that is substantially similar to or greater than his compensation with the Company or the Bank immediately prior to the termination, no change in control severance payment is payable.

Stock Option Plan.  The Company maintains a stock option and restricted stock plan under which the Company may grant options, restricted stock or stock appreciation rights to the Company’s employees, directors, and certain consultants.  Under the terms of the existing plan, 1.5 million shares of common stock, plus an annual increase equal to the number of shares needed to restore the maximum number of shares that may be available for grant under the plan to 1.5 million shares, are available for such grants.  As of December 31, 2013, the only grants under the plan have been option grants.  The existing plan provides that the exercise price of each option granted equals the market price of the Company’s stock on the date of grant. Any option granted vests within one to five years and has a maximum term of ten years.  Because the existing plan will expire in 2015, we are submitting for shareholder approval a new equity incentive plan to replace it.  See Proposal 2 – “Approval of the 2014 Republic First Bancorp, Inc. Equity Incentive Plan.”

Outstanding Equity Awards at December 31, 2013

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($) (1)	Option Vesting Date	Option Expiration Date
Harry D. Madonna		12,000	2.69	(2)	March 13, 2023
	3,000	9,000	1.95	(3)	February 28, 2022
		12,000	3.23	February 2, 2015	February 2, 2021
		12,000	4.50	January 27, 2014	January 27, 2020
	12,000		7.85		January 21, 2019
	12,000		5.99		January 23, 2018
	25,342		6.16		January, 1, 2014
Andrew J. Logue		12,000	2.69	(2)	March 13, 2023
		15,000	1.95	February 28, 2016	February 28, 2022
		10,000	3.23	February 2, 2015	February 2, 2021
		20,000	3.95	April 29, 2014	April 29, 2020
		20,000	5.12	January 19, 2014	January 19, 2020
	10,000		5.70		February 26, 2019
	5,000		7.72		November 25, 2018
	20,000		8.00		August 26, 2018
Rhonda Costello		12,000	2.69	(2)	March 13, 2023
		8,000	1.95	February 28, 2016	February 28, 2022
		10,000	3.23	February 2, 2015	February 2, 2021
		20,000	5.12	January 19, 2014	January 19, 2020
	10,000		5.70		February 26, 2019
	5,000		7.72		November 25, 2018
	20,000		8.00		August 26, 2018
Jay Neilon		12,000	2.69	(2)	March 13, 2023
		15,000	1.95	February 28, 2016	February 28, 2022
		8,000	3.23	February 2, 2015	February 2, 2021
		10,000	5.12	January 19, 2014	January 19, 2020
	10,000		5.70		February 26, 2019
Frank Cavallaro		12,000	2.69	March 13, 2017	March 13, 2023
		15,000	1.95	February 28, 2016	February 28, 2022
		8,000	3.23	February 2, 2015	February 2, 2021
	7,500		5.71		September 2, 2019

(1)	The number of shares of common stock underlying options and the option exercise prices have been adjusted in accordance with their terms as a result of the Company’s 10% stock dividend in April 2007.
(2)	This stock option vests and becomes exercisable in four equal installments each year beginning on March 13, 2014, the first anniversary of the date of grant.
(3)	This stock option vests and becomes exercisable in four equal installments each year beginning on February 28, 2013, the first anniversary of the date of the grant.

Pension Benefits at December 31, 2013

Name	Plan Name	Number of Years Credited Service (1)	Present Value of Accumulated Benefit (1)($)
Harry D. Madonna	Amended and Restated Supplemental Retirement Plan	21	210,883

(1)
Mr. Madonna's years of credited service and the present value of his accumulated benefit were determined as of December 31, 2013, which is the same pension plan measurement date that the Company used for financial statement reporting purposes with respect to its audited financial statements for the fiscal year ended December 31, 2013.

In 1992, the Company adopted a supplemental retirement plan for non-employee directors.  The plan was frozen to new participants in 1992, but the Company continues to maintain the plan for participants who served as non-employee directors in 1992.  At that time, Mr. Madonna was a non-employee director and he continues to be a participant in the plan.  The present value of accumulated benefit was calculated based upon the actuarial present value of accumulated benefits, calculated as of December 31, 2013, as described below. The plan provides for a retirement benefit of $25,000 per year for ten years, which payments may begin at the later of actual retirement date or 65 years of age.  Mr. Madonna has reached 65 years of age and the amount shown in the table above represents the present value of the accumulated benefit amount necessary to fund $25,000 annual payments over a ten year period commencing December 31, 2013, which was the end of the Company’s most recently completed fiscal year. Present value was calculated using a 4% discount rate.

Nonqualified Deferred Compensation at December 31, 2013

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (1)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($) (2)
Harry D. Madonna	-	-	79,300	-	330,323

(1)
Mr. Madonna’s deferred compensation account is credited with gains, losses and expenses as if it had been invested in the common stock of the Company. The amount reported is not included in the Summary Compensation Table.

(2)
Company contributions to the deferred compensation plan vest over a three year period or upon completion of a change in control, as defined in the plan. At December 31, 2013, the vested balance for Mr. Madonna was $330,323.

The Company maintains a deferred compensation plan for the benefit of certain officers and directors.  As of December 31, 2009, no additional individuals may participate in the plan and Mr. Madonna is the only named executive officer who is an eligible participant.  The plan permits certain participants to make elective contributions to their accounts, subject to applicable provisions of the Internal Revenue Code.  In addition, the Company may make discretionary contributions to participant accounts.  Company contributions are subject to vesting, and generally vest three years after the end of the plan year to which the contribution applies, subject to acceleration of vesting upon certain changes in control (as defined in the plan) and to forfeiture upon termination for cause (as defined in the plan).  Participant accounts are adjusted to reflect contributions and distributions, and income, gains, losses, and expenses as if the accounts had been invested in permitted investments selected by the participants, including Company common stock.  The plan provides for distributions upon retirement and, subject to applicable limitations under the Internal Revenue Code, limited hardship withdrawals.

Potential Payments Upon Termination or Change in Control

Termination or Change in Control Provisions in Agreements.  The Company and the Bank are parties to employment or change in control agreements that provide severance benefits to the named executive officers under certain circumstances in the event of termination of their employment, including as a result of a change in control of the Company or the Bank.  For a description of such agreements, see “Description of Employment and Change in Control Agreements.”

Termination or Change in Control Provision in Deferred Compensation Plan.  Our deferred compensation plan provides that:

•	a participant is 100 percent vested as to amounts voluntarily deferred by the participant; and
•	any company contributions will be 100 percent vested upon a “change of control” (as defined in the deferred compensation plan).

A participant’s benefits in the deferred compensation plan are payable as soon as practicable following a termination of employment from the Company.  Mr. Madonna is the only named executive officer who is an eligible participant in the deferred compensation plan.

Change in Control Provisions in Amended and Restated Stock Option Plan and Restricted Stock Plan.  The Plan provides that all outstanding stock options shall become immediately exercisable upon a change of control of the Company (as defined in the Plan).  The Plan also provides that upon a change of control of the Company, all restrictions on the transfer of restricted shares granted under the Plan which have not been forfeited prior to such date shall lapse.

The following table shows the estimated amount of payments and benefits that would be provided by the Company to the named executive officers under the plans and agreements described above, that were in effect as of December 31, 2013, assuming their employment was terminated as of December 31, 2013, for various reasons as described below.

Reason for Termination of Employment

Name of Officer and Nature or Payment	Voluntary Termination By Executive Without Cause/Reason $	Termination by Us Without Good Cause/Reason or Termination by Executive for Good Cause/Reason $	Termination by Us With Good Cause/Reason $	Death $	Disability $	Termination by Us Without Cause/Reason or Termination by Executive for Good Cause/Reason in Connection with a Change in Control $
Harry D. Madonna
Total cash payment (1)	-	2,085,256	-	-	2,085,256	4,431,002
Cost of continuation of benefits	-	168,663	-	-	168,663	168,663
Total	-	2,253,919	-	-	2,253,919	4,599,665

Andrew J. Logue
Total cash payment (2)	-	83,750	-	-	-	335,000
Cost of continuation of benefits	-	4,570	-	-	-	-
Total	-	88,320	-	-	-	335,000

Rhonda Costello
Total cash payment (2)	-	61,250	-	-	-	245,000
Cost of continuation of benefits	-	3,640	-	-	-	-
Total	-	64,890	-	-		245,000

Jay Neilon
Total cash payment (3)	-	-	-	-	-	235,000
Cost of continuation of benefits	-	-	-	-	-	-
Total	-	-	-	-	-	235,000

Frank A. Cavallaro
Total cash payment (3)	-	-	-	-	-	220,000
Cost of continuation of benefits	-	-	-	-	-	-
Total	-	-	-	-	-	220,000

(1)
Represents amounts payable in accordance with terms of employment agreement including a sum equal to three times base salary in effect immediately prior to termination plus three times the average bonus paid over the prior three years. Also includes $330,323, representing benefits payable under the deferred compensation plan, and $210,883, representing the present value of Mr. Madonna’s supplemental retirement benefits, or ten annual payments of $25,000 each, determined using a 4% discount rate. The total cash payment due in connection with a change in control includes a transaction bonus in the amount of $1.0 million plus reimbursement of certain excise taxes that may become payable in connection with this termination payment. In lieu of annual supplemental retirement benefit payments, Mr. Madonna may elect to receive an assignment of a life insurance policy, which had a cash surrender value of $236,746 at December 31, 2013. The amounts detailed above are payable within 30 days of a termination event.

(2)
Represents a continuation of base salary in effect at the time of termination for a period of three months if termination occurs without cause or is due to resignation with good reason. If termination occurs without cause or is due to resignation with good reason as a result of a change in control the total cash payment represents a lump sum payment due within 15 days of termination in an amount equal to annual base salary for the preceding twelve months.  These payments are calculated in accordance with terms defined in employment agreement.

(3)
Represents a lump sum payment due in accordance with a letter agreement in an amount equal to annual base salary for the preceding twelve months. The amount is payable within 15 days of termination in connection with a change in control.

Director Compensation

The following table sets forth information regarding compensation paid by the Company to its non-employee directors during 2013.

Director Compensation in 2013

Name	Fees Earned or Paid in Cash ($)	Option Awards (1), (2) ($)	Total ($)
Robert J. Coleman	49,250	7,450	56,700
Theodore J. Flocco, Jr.	70,000	7,450	77,450
Barry L. Spevak	63,750	7,450	71,200
Brian Tierney	45,250	7,450	52,700
Harris Wildstein Esq.	59,750	7,450	67,200

(1)
The amount shown is the aggregate fair value as of the grant date in accordance with FASB ASC Topic 718. See footnote (1) to the 2013 Summary Compensation Table for assumptions made in the valuation of option awards for financial statement reporting purposes.

(2)
Each director received a grant of 5,000 options on March 13, 2013.  Each such option vests one year after the date of grant, subject to acceleration upon completion of a change in control.  The fair value as of the date of grant for each director was $7,450. As of December 31, 2013, the following directors had the following outstanding options: Mr. Coleman, 32,996; Mr. Flocco, 19,000; Mr. Spevak, 22,000; Mr. Tierney, 10,000; and Mr. Wildstein, 51,814.

Employee directors receive no additional compensation for their service on the board.  During 2013, non-employee directors received a $9,000 quarterly retainer fee. The audit committee chair received an annual fee of $15,000 for serving as the chairman of the committee during 2013.  Each member of the audit committee received $1,500 for each committee meeting attended.  The chair of all other board committees received an annual fee of $3,000 for serving as a committee chairman during 2013 and each member of those committees received $1,000 for every committee meeting attended.

On March 13, 2013, we made annual grants of stock options to our non-employee directors, at the exercise price of $2.69 per share. Under the annual grant, we awarded options to purchase 5,000 shares of common stock to each of the non-employee directors.  The stock options described above vested in full on March 13, 2014.

Certain non-employee directors, namely Messrs. Spevak and Wildstein, are also eligible to participate in the deferred compensation plan.  Mr. Spevak’s deferred compensation account is credited with gains, losses and expenses as if it had been invested in the common stock of the Company.  In fiscal 2013, Mr. Spevak’s deferred compensation account was credited with a gain of $13,004.  Mr. Wildstein’s deferred compensation account is credited with gains, losses and expenses as if it had been invested in units of beneficial interest of the FBD Liquidating Trust.  In fiscal 2013, Mr. Wildstein’s deferred compensation account was credited with a gain of $33,329.  The amounts credited to Messrs. Spevak and Wildstein’s deferred compensation accounts are not reported in the 2013 Director Compensation table above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with related persons

The Bank has made, and expects to continue to make in the future, loans to directors and executive officers of the Company and the Bank, and to their family members, and to firms, corporations, and other entities in which they and their family members maintain interests. None of such loans are, as of the date of the Annual Report on Form 10-K, or were at December 31, 2013 or December 31, 2012, nonaccrual, past due, restructured or potential problems, and all of such loans were made in the ordinary course of  business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

In 2008, Vernon W. Hill, II, founder and chairman (retired) of Commerce Bancorp, Inc., Theodore J. Flocco, and three other investors, including Mr. Madonna’s family trust, invested in a private placement of $10.8 million of convertible trust preferred securities sponsored by the Company.  Simultaneously with those investments, the Company entered into a consulting agreement with Mr. Hill which, among other things, (i) provides Mr. Hill with the right to designate one individual to the board of directors of the Company and the Bank, and (ii) provides that with respect to each meeting of the Company's shareholders at which Mr. Hill’s board designee’s then-current term expires, the Company's board of directors shall nominate and recommend Mr. Hill’s designee, in each case subject to the Company’s articles of incorporation and bylaws, and any applicable director qualification standards. That right was fulfilled through the appointment of a member to the board in 2008. In the event that such member is unable to continue to serve on the board as a result of illness, incapacity, death, retirement, resignation, or any other reason, Mr. Hill maintains the right to designate a replacement on the board subject to the same qualification standards as mentioned above.

Mr. Hill is a beneficial owner of more than five percent of the Company’s outstanding common stock as a result of his current holdings of common stock and convertible trust preferred securities. Accordingly, he and his wife are considered related persons. Pursuant to the consulting agreement mentioned above, Mr. Hill, received $250,000 on an annual basis for services rendered during 2013 and 2012.  In addition, we paid $127,000 and $95,000 during 2013 and 2012, respectively, to InterArch Design, Inc., a company that is wholly-owned by Mr. Hill’s wife, for marketing, graphic design, architectural, and project management services.

We paid $35,000 during 2013 to Brian Communications for public relations services. Brian Tierney, a member of the Board of Directors, is the CEO of Brian Communications, a strategic communications agency.

Review, approval or ratification of transactions with related persons

All transactions, including arrangements and relationships, with related persons that are required to be disclosed pursuant to Item 404 of Securities and Exchange Commission Regulation S-K are approved by our board of directors.  Extensions of credit to insiders, including related persons, are made pursuant to a written policy designed to ensure compliance with Federal Reserve Board Regulation O, the primary federal banking regulation which governs extensions of credit to insiders, and is applicable to the Bank.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  The text of the Company’s code of ethics is available on the Company’s website at www.myrepublicbank.com.

PROPOSAL 2

APPROVAL OF THE 2014 EQUITY INCENTIVE PLAN
OF REPUBLIC FIRST BANCORP, INC.

The board of directors has approved the 2014 Equity Incentive Plan (the “2014 Plan”), subject to approval by the Company’s shareholders. The following summary of the provisions of the 2014 Plan is subject to the specific provisions in the full text of the 2014 Plan set forth as Appendix “A”  to this Proxy Statement.

Purpose of 2014 Plan

The 2014 Plan is designed to help the Company attract, retain and motivate employees, non-employee directors, independent contractors and consultants to make substantial contributions to the success of the Company’s business and the businesses of its subsidiaries.

Key Terms

The following is a summary of the key provisions of the 2014 Plan:

Plan Effective Date:	April 29, 2014
Plan Expiration Date:	No awards may be made after 10 years from Effective Date
Eligible Participants:	Employees, non-employee directors and independent contractors and consultants who perform services for the Company and its subsidiaries
Shares Authorized:	2,600,000 shares and may be adjusted annually to be no less than 10% of the outstanding shares or such lower number as the board may determine
Award Types:	* incentive stock options with a term not longer than 10 years * non-qualified stock options with a term not longer than 10 years * restricted stock * stock units * stock appreciation rights
Vesting:	Determined by the Committee
Performance Criteria:	Determined by the Committee
Not Permitted:	* To grant stock options at a price below fair market value * To authorize repricing of stock options * To waive performance goals, if applicable to a particular reward

Eligibility

Employees, non-employee directors and independent contractors and consultants who perform services for the Company and its subsidiaries are eligible to receive awards under the 2014 Plan. The Committee will determine which individuals will be eligible to receive awards under the 2014 Plan.

Administration

The 2014 Plan will be administered by the compensation committee of the board (the “Committee”), consisting of three or more members of the board who are non-employee directors within the meaning of Section 16 of the Securities Exchange Act of 1934 and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The Committee will select who will receive awards, determine the number of shares covered by any award, and establish the terms, conditions and other provisions of the grants. The Committee may interpret the 2014 Plan and establish, amend and rescind any rules relating to the 2014 Plan.

Shares Authorized

The maximum number of shares which may be issued or awarded under the Plan is 2,600,000 shares of common stock. If and to the extent that options or stock appreciation rights granted under the Plan terminate, expire or are canceled without having been exercised (including shares canceled as part of an exchange of grants), or if any shares of restricted stock or stock units are forfeited, the shares subject to such grant will again be available for subsequent grants under the Plan. Notwithstanding the foregoing, the number of shares of common stock available for issuance under the Plan, including shares subject to then outstanding awards, will automatically increase on the first trading day of January of each calendar year during the term of the Plan, beginning with calendar year 2015, so that the amount of such shares equals 10% of the number of outstanding shares of common stock, including shares subject to outstanding awards, on the last trading day of the immediately preceding calendar year, unless the board determines a lesser amount with respect to any year.  No incentive stock options may be granted on the basis of the additional shares of common stock resulting from such annual increases.

Awards

The 2014 Plan provides for incentive stock options, non-qualified stock options, restricted stock, stock units and stock appreciation rights.  Stock appreciation rights are generally granted in tandem with stock options and are subject to the same terms as the related option. Subject to Plan limits, the Committee has the discretionary authority to determine the size of an award, any vesting requirement and any performance-based requirements.

Exercise of Stock Options

The exercise price of an option to purchase a share of common stock will be, in the case of an incentive stock option, not less than 100% of the fair market value of a share of common stock on the date the option is granted. The exercise price of an option to purchase a share of common stock will be, in the case of a non-qualified stock option, not less than 100% of the fair market value of a share of common stock on the date the option is granted. The exercise price will be subject to adjustment pursuant to limited circumstances relating to stock dividends, stock splits and similar transactions.

Vesting of Awards

Each stock option, stock appreciation right, restricted stock or stock unit award will be subject to such terms and conditions, including vesting requirements, as may be specified in the agreement issued to a participant to evidence the grant of such award, as determined by the Compensation Committee.

Change in Control

Unless otherwise provided in a grant agreement, awards under the 2014 Plan will become exercisable and fully vested upon the occurrence of a change in control of the Company as defined in the 2014 Plan.

Termination, Death, Disability and Retirement

Stock options generally expire upon termination of employment for cause.  In the event of a termination other than for cause, a vested incentive stock option must be exercised within three months from the date of termination of employment (but up to 12 months in the event of termination for disability).

Amendments

The Board may at any time terminate, amend, modify or suspend the Plan, provided that, without the approval of the shareholders of the Company, no amendment or modification will be made solely by the Board which:

•	materially increases the benefits accruing to participants under the Plan,

•	increases the aggregate number of shares of common stock that may be issued or transferred under the Plan,

•	materially modifies the requirements as to eligibility for participation in the Plan, or

•	modifies the provisions for determining the fair market value of a share of common stock.

No amendment, modification, suspension or termination of the Plan will in any manner negatively affect any Award theretofore granted under the Plan without the consent of the Participant or any person validly claiming under or through the Participant.

Tax Consequences

The following is a general description of the federal income tax consequences to the participant and the Company with regard to awards granted under the 2014 Plan under present law. This discussion is intended for the information of shareholders in connection with the Annual Meeting and not as tax guidance to participants in the 2014 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws and does not purport to discuss all tax consequences related to awards under the 2014 Plan.

Incentive Stock Options.   There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option (other than the potential alternative minimum tax consequences, discussed in this paragraph, to the optionee upon exercise). If the optionee holds the shares acquired upon option exercise for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current federal taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income. As a result, the exercise of an incentive stock option may trigger alternative minimum tax liability.

Nonqualified Stock Options.   There typically will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonqualified stock option under the 2014 Plan. When the optionee exercises a nonqualified option, however, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under Code Section 162(m). Any gain that the optionee recognizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Restricted Stock.   Unless a participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days of the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates.

Stock Units.  The participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Stock Appreciation Rights.  There typically will be no federal income tax consequences to the participant or to the Company upon the grant of a stock appreciation right under the 2014 Plan. When the participant exercises a stock appreciation right, however, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under Code Section 162(m).

Summary of Benefits

It is not possible to determine the number of options to purchase common stock or the number of shares of restricted stock that will be awarded under the 2014 Plan to any particular individual. No awards have been made under the 2014 Plan.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE 2014 EQUITY INCENTIVE PLAN OF REPUBLIC FIRST BANCORP, INC.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On July 18, 2013, the Company, after review and recommendation of the audit committee of the Company’s Board of Directors, appointed BDO USA, LLP (“BDO”) as the Company’s new independent registered public accounting firm for the year ending December 31, 2013. As reported by the Company, on June 28, 2013 the Company was notified by ParenteBeard LLC (“ParenteBeard”), the Company’s independent registered public accounting firm at that time, that it would be unable to continue as the Company’s registered public accounting firm as of that date.

The reports of ParenteBeard on the Company’s financial statements as of and for the fiscal years ended December 31, 2011 and 2012 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recently completed fiscal years, and during the interim period from the end of the most recently completed fiscal year through the date of ParenteBeard’s resignation, there were no disagreements with ParenteBeard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of ParenteBeard, would have caused it to make reference to the subject matter of any such disagreement in its reports on the consolidated financial statements of the Company and there were no “reportable events” (as such term is defined in applicable SEC regulations).

During the Company’s two most recently completed fiscal years and during the interim period from the end of the most recently completed fiscal year through the date of the Company’s engagement of BDO, the Company did not consult with BDO regarding: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written or oral advice was provided by BDO that was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a disagreement with the former accountant or a reportable event.

The audit committee has selected BDO as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014.  Although the Company is not required to do so, the Company believes that it is appropriate for it to request shareholder ratification of the appointment of BDO as its independent registered public accounting firm for the fiscal year ending December 31, 2014.  If shareholders do not ratify the appointment, the audit committee will investigate the reasons for the shareholders’ rejection and reconsider the appointment, but it will not be required to and may not change the appointment of the Company’s independent registered public accounting firm.  In addition, even if the shareholders ratify the selection of BDO, the audit committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the audit committee determines that a change is in the best interest of the Company.

The Company has been advised that representatives of BDO will be present at the Annual Meeting with the opportunity to make a statement if the representatives desire to do so. It is expected that the representatives will be available to respond to appropriate questions.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

INFORMATION REGARDING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ParenteBeard LLC (“ParenteBeard”) was appointed and served as the Company’s independent registered public accounting firm for the year ending December 31, 2012. On June 28, 2013 the Company was notified by ParenteBeard that it would be unable to continue as its registered public accounting firm as of that date. On July 18, 2013, after review and recommendation of the audit committee of the Board of Directors, the Company appointed BDO USA, LLP (“BDO”) as the Company’s new independent registered public accounting firm for the year ending December 31, 2013.

The aggregate fees for professional services rendered by BDO and ParenteBeard for the fiscal years ended December 31, 2013 and 2012 were as follows:

Fee Category (1)	2013 Fees	2012 Fees
Audit Fees (2)	$ 198,463	$ 195,232
Audit-Related Fees (3)	19,880	31,405
Tax Fees (4)	32,798	29,319
All Other Fees (5)	-	46,366
Total Fees	$ 251,141	$ 302,322

(1)
The aggregate fees included in Audit Fees are fees billed for services associated with the audits of those fiscal years.  The aggregate fees included in each of the other categories are fees billed in those fiscal years.

(2)
Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the Company’s independent registered accounting firm in connection with statutory and regulatory filings or engagements.

(3)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” Includes fees for services related to the employee benefit plan audit, and other attest services not required by statute or regulation.

(4)
Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning.  These services include assistance regarding federal and state tax compliance, tax audit defense, customs and duties, and mergers and acquisitions.

(5)
All Other Fees consist of fees billed for services provided in relation to the filing of financial information in XBRL format as required by the SEC, along with any other products and services provided by the independent registered public accounting firm, other than those services described above.

The audit committee meets with our independent auditors to approve the annual scope of accounting services to be performed and the related fee estimates.  The audit committee also meets with the Company’s independent auditors, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to the Company’s earnings announcements, to review the results of their auditors’ work.  During the course of the year, the chairman of the audit committee has the authority to pre-approve requests for services that were not approved in the annual pre-approval process.  The chairman reports any interim pre-approvals at the following quarterly meeting.  At each of the meetings, management and the Company’s independent auditors update the audit committee with material changes to any service engagement and related fee estimates as compared to amounts previously approved. All of the audit and non-audit services performed by BDO and ParenteBeard for the Company in fiscal years 2013 and 2012 and described above were pre-approved by the audit committee in accordance with the foregoing procedures.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of these reports.  Based on the Company’s review of the copies of the reports filed by such persons and written representations, the Company believes that all filings required to be made by Reporting Persons for the period from January 1, 2013 through December 31, 2013 were made on a timely basis.

OTHER MATTERS

The Company is not presently aware of any matters (other than procedural matters) that will be brought before the annual meeting which are not reflected in the attached Notice of Annual Meeting of Shareholders. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the annual meeting: (i) matters to be presented at the annual meeting of which the Company did not receive notice by February 15, 2014; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this proxy statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the annual meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2015 ANNUAL MEETING

Any shareholder who intends to present a proposal for consideration at the Company’s 2015 Annual Meeting of Shareholders must submit her or his proposal to the Company no later than November 25, 2014, in order to have the Company consider the inclusion of such proposal in the Company’s proxy statement relating to the 2015 Annual Meeting. Reference is made to SEC Rule 14a-8 for information concerning the content and form of such proposal and the manner in which such proposal must be made.

Any shareholder who intends to present a proposal for consideration at the Company’s 2015 Annual Meeting of Shareholders must deliver written notice of any proposed director nomination or other proposal for consideration at the Company’s 2015 Annual Meeting of Shareholders to the Corporate Secretary no later than November 25, 2014, pursuant to the Company’s advance notice by-law.  This requirement is separate from and in addition to the SEC requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement.

Nominations for election to the board of directors at the 2015 Annual Meeting may be made only in writing by a shareholder entitled to vote at the 2015 Annual Meeting of Shareholders. Such nominations must be addressed as follows:  Kemma Brown, Corporate Secretary, Republic First Bancorp, Inc., Two Liberty Place, 50 S. 16th Street, Suite 2400, Philadelphia, PA 19102.  Nominations for the 2015 Annual Meeting must be received by the Corporate Secretary no later than November 25, 2014, and must be accompanied by the following information: (i) the name and address of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated or intended to be nominated by the board; and (v) the consent of each nominee to serve as a director of the Company if so elected.  The Chairman of any meeting of shareholders held to elect directors and the board of directors may refuse to recognize the nomination of any person not made in compliance with such provisions.

REPORTS AND OTHER DOCUMENTS

Annual Report

A copy of the Company’s 2013 Annual Report to Shareholders accompanies this proxy statement.  On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of common stock at the close of business on March 17, 2014, the record date for the annual meeting, or to any person who subsequently becomes such a record holder or beneficial owner.  Additionally, our proxy statement, annual report to shareholders, and proxy card are available on the internet at http://www.cfpproxy.com/5412.  Requests for copies should be directed to Kemma Brown, Corporate Secretary, Republic First Bancorp, Inc., Two Liberty Place, 50 S. 16th Street, Suite 2400, Philadelphia, PA  19102, (215) 735-4422, extension 5251.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement, 2013 Annual Report to Shareholders and Form 10-K  may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of any of these documents to you on written or oral request to Kemma Brown, Corporate Secretary, Two Liberty Place, 50 S. 16th Street, Suite 2400, Philadelphia, PA  19102, (215) 735-4422, extension 5251. If you want to receive separate copies of the proxy statement, 2013 Annual Report to Shareholders or Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

IT IS IMPORTANT THAT YOU VOTE PROMPTLY, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, OR VOTE BY TELEPHONE OR BY INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors

Corporate Secretary

Philadelphia, Pennsylvania
March 25, 2014

Appendix A

2014 EQUITY INCENTIVE PLAN

OF

REPUBLIC FIRST BANCORP, INC.

TABLE OF CONTENTS

Section 1.	Administration	1
Section 2.	Grants to Eligible Participants	1
Section 3.	Shares Subject to the Plan	2
Section 4.	Eligibility for Participation	2
Section 5.	Performance Grants	3
Section 6.	Stock Options	3
(a)	Number of Shares	3
(b)	Type of Option and Option Price	3
(c)	Exercise Period	4
(d)	Vesting of Options and Restrictions on Shares	4
(e)	Manner of Exercise	5
(f)	Termination of Employment, Disability or Death	5
(g)	Satisfaction of Option Price	6
(h)	Limits on Incentive Stock Options	7
Section 7.	Restricted Stock Grants	7
(a)	General Requirements	7
(b)	Number of Shares	7
(c)	Requirement of Relationship with Company	8
(d)	Restrictions on Transfer and Legend on Stock Certificate	8
Section 8.	Stock Units	8
Section 9.	Stock Appreciation Rights	8
(a)	General Provisions	8
(b)	Number of SARs	8
(c)	Settlement Amount	8
(d)	Settlement Election	9
(e)	Exercise	9
Section 10.	Transferability of Options and Grants	9
Section 11.	Change of Control of the Company	9
Section 12.	Certain Corporate Changes	10
(a)	Sale or Exchange of Assets, Dissolution or Liquidation or Merger or Consolidation Where the Company Does Not Survive	10
(b)	Merger or Consolidation Where the Company Survives	10

(A-i)

Section 13.	Shareholder Approval	10
Section 14.	Amendment and Termination of the Plan	10
(a)	Amendment	10
(b)	Termination of Plan	11
(c)	Termination and Amendment of Outstanding Grants	11
Section 15.	Funding of the Plan	11
Section 16.	Rights of Eligible Participants	11
Section 17.	Withholding of Taxes	11
Section 18.	Certain Forfeitures	11
Section 19.	Agreements with Grantees	12
Section 20.	Requirements for Issuance of Shares	13
Section 21.	Headings	13
Section 22.	Effective Date of the Plan	13
Section 23.	Miscellaneous	13
(a)	Substitute Grants	13
(b)	Compliance with Law	13
(c)	Ownership of Stock	13

(A-ii)

The purpose of the 2014 Equity Incentive Plan (the “Plan”) of the Republic First Bancorp, Inc. (the “Company”) is to promote the interests of the Company by providing incentives to (i) designated officers and other employees of the Company or a Subsidiary Corporation (as defined herein), (ii) non-employee members of the Company’s Board of Directors (the “Board”) and (iii) independent contractors and consultants (who may be individuals or entities) who perform services for the Company, to enable the Company to attract and retain them and to encourage them to acquire a proprietary interest, or to increase their proprietary interest, in the Company.  The Company believes that the Plan will cause participants to contribute materially to the growth of the Company, thereby benefitting the Company’s shareholders.  For purposes of the Plan, the terms “Parent Corporation” and “Subsidiary Corporation” shall have the meanings set forth in subsections (e) and (f) of Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 1.  Administration.

(a)  This Plan shall be administered and interpreted by a committee of the Board (the “Committee”) consisting of not less than three persons, all of whom shall be (i) “Non-Employee Directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) ”outside directors” within the meaning of Code Section 162(m) (a “Committee Member”). With respect to Eligible Participants (as hereinafter defined), the Committee shall have the sole authority to determine (i) who is eligible to receive Grants (as defined in Section 2 below) under the Plan, (ii) the type, size and terms of each Grant under the Plan (subject to Section 4 below), (iii) the time when each Grant will be made and the duration of any exercise or restriction period; (iv)  any restrictions on resale applicable to the shares to be issued or transferred pursuant to the Grant; and (v)  any other matters arising under the Plan.  The Committee may, if it so desires, base any of the foregoing determinations upon the recommendations of management of the Company.  The Committee shall have full power and authority to administer and interpret the Plan and to adopt or amend such rules, regulations, agreements and instruments, as it may deem appropriate for the proper administration of the Plan.  The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any Grants under the Plan.  No person acting under this subsection shall be held liable for any action or determination made in good faith with respect to the Plan or any Grant under the Plan.

(b)  Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such member’s own fraud or bad faith, to the extent permitted by applicable law.  Such indemnification shall be in addition to any rights of indemnification the members may have as directors or otherwise under the Articles of Incorporation or By-Laws of the Company, any agreement of shareholders or disinterested directors or otherwise.

Section 2.   Grants to Eligible Participants.  With respect to Eligible Participants, incentives under the Plan shall consist of Incentive Stock Options (as defined in Section 6(b) below), Nonqualified Stock Options (as defined in Section 6(b) below), Restricted Stock Grants (as defined in Section 7 below) Stock Unit Grants (as defined in Section 8 below) or SARs (as defined in Section 9 below) (hereinafter collectively referred to as “Grants”).  All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions of any nature as long as they are not inconsistent with the Plan as the Committee deems appropriate and specifies in writing to the participant (the “Grant Letter”).  The Committee shall approve the form and provisions of each Grant Letter. Grants under any section of the Plan need not be uniform as among the participants receiving the same type of Grant, and Grants under two or more sections of the Plan may be combined in one Grant Letter.

Section 3.  Shares Subject to the Plan.

(a)  The maximum number of shares of Common Stock, par value $0.01 which may be issued or awarded under the Plan is 2,600,000 shares. Such shares may be authorized but unissued shares or reacquired shares.  If and to the extent that options or stock appreciation rights granted under the Plan terminate, expire or are canceled without having been exercised (including shares canceled as part of an exchange of Grants), or if any shares of restricted stock or stock units are forfeited, the shares subject to such Grant shall again be available for subsequent Grants under the Plan. Notwithstanding the foregoing, the number of shares of Common Stock available for issuance under the Plan, including shares subject to then outstanding Awards, shall automatically increase on the first trading day of January of each calendar year during the term of the Plan, beginning with calendar year 2015, so that the amount of such shares shall equal the greater of (i) 2,600,000 shares or (ii) 10% of the number of outstanding shares of Common Stock, including shares subject to outstanding Awards, on the last trading day of the immediately preceding calendar year, unless the Board determines a lesser amount under this subparagraph (ii) for any year.  No Incentive Stock Options may be granted on the basis of the additional shares of Common Stock resulting from such annual increases.

(b)  If any change is made to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all outstanding Grants under the Plan, the Committee shall preserve the value of the outstanding Grants by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in the Company’s capital structure, and by making appropriate adjustments to the number and class of shares, the exercise price of each outstanding option and otherwise, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than .500 down, in each case to the nearest whole number.

Section 4.   Eligibility for Participation.  Officers and other employees of the Company or a Subsidiary Corporation, non-employee members of the Board, and independent contractors and consultants who perform services for the Company shall be eligible to participate in the Plan (hereinafter referred to individually as an “Eligible Participant” and collectively as “Eligible Participants”).  Only Eligible Participants who are officers or other employees of the Company or a Subsidiary Corporation shall be eligible to receive Incentive Stock Options.  All Eligible Participants shall be eligible to receive Nonqualified Stock Options, Restricted Stock Grants, Stock Unit Grants and SARs.  The Committee shall select from among the Eligible Participants those who will receive Grants (such Eligible Participants are hereinafter referred to as “Grantees”) and shall determine the number of shares of Common Stock subject to each Grant; provided, however, that the maximum number of shares of Common Stock which may be subject to Grants awarded to any Grantee shall not exceed the maximum number of shares of Common Stock then available for Grants under Section 3(a) of the Plan.  The Committee may, if it so desires, base any such selections or determinations upon the recommendations of management of the Company.  Nothing contained in the Plan shall be construed to limit in any manner whatsoever the right of the Company to grant rights or options to acquire Common Stock or awards of Common Stock otherwise than pursuant to the Plan.

Section 5.  Performance Grants.

(a)  The vesting or receipt without restriction of a Grant under this Plan may be conditioned by the Committee on the satisfaction of one or more Performance Goals (a “Performance Grant”).

(b)  A “Performance Goal” may be one or more goals established by the Committee, with respect to an Grant intended to constitute a Performance Grant, that relate to one or more Performance Criteria.  A Performance Goal shall relate to such period of time, not less than one year (unless coupled with a vesting schedule of at least one year), as may be specified by the Committee at the time of the awarding of a Performance Grant.

(c)  “Performance Criteria” shall be any objective determination based on one or more of the following areas of performance of the Company, a subsidiary, or any division, department or group of either which includes, but is not limited to:  (a) earnings, (b) cash flow, (c) revenue, (d) financial ratios, (e) market performance, (f) shareholder return, (g) operating profits (including earnings before interest, taxes, depreciation and amortization), (h) earnings per share, (i) return on assets, (j) return on equity, (k) return on investment, (l) stock price, (m) asset quality, (n) expense reduction, (o) systems conversion, (p) peer performance, (q) special projects as determined by the Committee, and (r) integration initiatives.  Performance Criteria shall be established by the Committee prior to the issuance of a Performance Grant.

Section 6.  Stock Options.

(a)  Number of Shares.  The Committee, in its sole discretion, shall determine the number of shares of Common Stock that will be subject to each option.

(b)  Type of Option and Option Price.

(1)  The Committee may grant options qualifying as incentive stock options within the meaning of Section 422 of the Code (“Incentive Stock Options”) and other stock options (“Nonqualified Stock Options”), in accordance with the terms and conditions set forth herein, or may grant any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter referred to collectively as “Stock Options”).  The option price per share of an Incentive Stock Option shall be the fair market value (as defined herein) of a share of Common Stock on the date of grant.  If the Grantee of an Incentive Stock Option owns Common Stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent Corporation or Subsidiary Corporation, the option price per share in the case of an Incentive Stock Option shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant and such option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

(2)  For all valuation purposes under the Plan, the fair market value of a share of Common Stock shall be determined in accordance with the following provisions:

(A)  If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market (but not on the Nasdaq National Market segment of The Nasdaq Stock Market), the fair market value shall be the mean between the last reported bid and asked prices of one share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its Nasdaq system or any successor system.  If there are no reported bid and asked prices on the date in question, then the mean between the last reported bid and asked prices on the next preceding date for which such quotations exist shall be determinative of fair market value.  If the Common Stock is traded over-the-counter on the Nasdaq National Market segment of The Nasdaq Stock Market, the fair market value shall be the closing selling price of one share of Common Stock on the date in question as such price is reported by the National Association of Securities Dealers through such system or any successor system.  If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the next preceding date for which such quotation exists shall be determinative of fair market value.

(B)  If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Common Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such prices are officially quoted on such exchange.  If there is no reported closing selling price of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the next preceding date for which such quotation exists.

(C)  If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market (or, the Committee determines that the value as determined pursuant to Section 6(b)(2)(A) or (B) above does not reflect fair market value), then the Committee shall determine fair market value after taking into account such factors as it deems appropriate.

(c)  Exercise Period.  The Committee shall determine the option exercise period of each Stock Option.  The exercise period shall not exceed ten years from the date of grant.  Notwithstanding any determinations by the Committee regarding the exercise period of any Stock Option, all outstanding Stock Options shall be immediately exercisable upon a Change of Control of the Company (as defined in Section 11 below).

(d)  Vesting of Options and Restrictions on Shares.  The vesting period for Stock Options shall commence on the date of grant and shall end on the date or dates, determined by the Committee, that shall be specified in the Grant Letter.  The Committee may impose upon the shares of Common Stock issuable upon the exercise of a Stock Option such restrictions as it deems appropriate and specifies in the Grant Letter, including, as applicable, Performance Goals.  During any period in which such restrictions apply, the provisions of Section 7(d) below shall be applicable to such shares, and the Committee, in such circumstances as it deems equitable, may determine that all such restrictions shall lapse.  Notwithstanding any other provision of the Plan, all outstanding Stock Options shall become immediately exercisable upon a Change of Control of the Company (as defined in Section 11 below).

(e)  Manner of Exercise.  A Grantee may exercise a Stock Option by delivering a duly completed notice of exercise to the Committee, together with payment of the option price.  Such notice may include instructions authorizing the Company to deliver the certificates representing the shares of Common Stock issuable upon the exercise of such Stock Option to any designated registered broker or dealer (“Designated Broker”). Such instructions shall designate the account into which the shares are to be deposited.  The Grantee may tender such notice of exercise, which has been properly executed by the Grantee, and the aforementioned delivery instructions to any Designated Broker. At the request of the Grantee and to the extent permitted by applicable law, the Committee may, in its sole discretion, selectively approve arrangements whereby the Grantee irrevocably authorizes a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon the exercise of an Option and to remit to the Company a sufficient portion of the sales proceeds to pay the entire exercise price and any tax withholding required as a result of such exercise.

(f)  Termination of Employment, Disability or Death.

(1)  In the event of a Grantee’s termination of employment or service as a Non-Employee Director by the Company other than a termination for Cause (other than, in the case of an individual, the death of such individual) any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within three months after the date on which the Grantee ceases to be an employee or an Eligible Participant, as the case may be (or within such other period of time, which may be longer or shorter than three months, as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period, except that in the case of an individual Grantee who is disabled within the meaning of Section 22(e)(3) of the Code, such period shall be one year rather than three months (except as otherwise provided in the Grant Letter).

(2)  In the event of a Grantee’s termination of employment or service as a Non-Employee Director by the Company for Cause, or in the event of a Grantee’s termination of employment or service as a Non-Employee Director by the Company at the election of the Grantee, any Stock Option which is otherwise exercisable by the Grantee shall terminate upon such termination of employment, but in any event no later than the date of expiration of the option exercise period. “Cause” with respect to an individual, shall have the meaning ascribed to such term any employment, severance or other similar agreement between such individual and the Company, or if no such agreement exists, termination of the employment of an Employee or the termination of service of a Non-Employee Director, as the case may be after:

(A)  a government regulatory agency recommends or orders in writing that the Company or a Subsidiary terminate the employment or services of such Individual or relieve him or her of his or her duties;

(B)  the individual engages in any Harmful Activity, or commits an act or engages in a course of conduct constituting fraud or willful malfeasance, dishonesty or gross negligence as to the Company or a subsidiary or as to the individual’s employment with or service to the Company or a subsidiary;

(C)  in the determination of the Committee with respect to an Employee, such Employee willfully fails to follow the lawful instructions of the Board or any officer of the Company or a Subsidiary after such Employee’s receipt of written notice of such instructions, other than a failure resulting from the Employee’s incapacity because of physical or mental illness;

(D)  in the determination of the Committee, the willful or continued failure by such Individual to substantially and satisfactorily perform the individual’s duties with the Company or a Subsidiary (other than any such failure resulting from the individual’s being “disabled” (within the meaning of Code Section 22(e)(3)) or as a result of physical or mental illness), within a reasonable period of time after a demand for substantial performance or notice of lack of substantial or satisfactory performance is delivered to the individual, which demand identifies the manner in which the Individual has not substantially or satisfactorily performed his or her duties; or

(E)  in the determination of the Committee, the failure by such individual to conform to the Company’s code of conduct.

For purposes of the Plan, no act, or failure to act, on a individual’s part shall be deemed “willful” unless done, or omitted to be done, by such Individual not in good faith and without reasonable belief that such Individual’s action or omission was in the best interest of the Company or a Subsidiary.

(3)  In the event of the death of an individual Grantee while he or she is an Eligible Participant or within not more than three months after the date on which the Grantee ceases to be an Eligible Participant (or within such other period of time, which may be longer or shorter than three months, as may be specified in the Grant Letter), any Stock Option which was otherwise exercisable by the Grantee at the date of death may be exercised by the Grantee’s personal representative at any time prior to the expiration of one year from the date of death, but in any event no later than the date of expiration of the option exercise period.

(g)  Satisfaction of Option Price.  The Grantee shall pay the option price in full at the time of exercise in cash, or, with the consent of the Committee in its sole discretion, by delivering shares of Common Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the option price or a combination of cash and shares of Common Stock; provided, however, that in lieu of payment in full in such manner, a Grantee may with the approval of the Board in its sole discretion, be entitled to pay for the shares purchased upon exercise of the Stock Option by payment to the Company in cash or by certified or bank check a sum equal at least to the par value of the Common Stock, with the remainder of the purchase price satisfied by the issuance of an interest bearing promissory note or notes, in a form and having terms, including rate of interest and collateral security, satisfactory to the Board in its sole discretion.  The Grantee shall also pay the amount of withholding tax due, if any, at the time of exercise.  Shares of Common Stock shall not be issued or transferred upon any purported exercise of a Stock Option until the option price and the withholding obligation are fully paid.

(h)  Limits on Incentive Stock Options.  Each Grant of an Incentive Stock Option shall provide that:

(1)  the Stock Option is not transferable by the Grantee, except, in the case of an individual Grantee, by will or laws of descent and distribution;

(2)  the Stock Option is exercisable only by the Grantee, except as otherwise provided herein or in the Grant Letter in the event of the death of an individual Grantee;

(3)  the aggregate fair market value of the Common Stock determined as of the date of the Grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan and under any other stock option plan of the Company shall not exceed $100,000; and

(4)  unless the Grantee could otherwise transfer Common Stock issued pursuant to the Stock Option without incurring liability under Section 16(b) of the Exchange Act at least six months must elapse from the date of acquisition of the Stock Option until the date of disposition of the Common Stock issued upon exercise thereof.

Section 7.  Restricted Stock Grants.  The Committee may issue shares of Common Stock to an Eligible Participant pursuant to an incentive or long-range compensation plan, program or contract approved by the Committee (a “Restricted Stock Grant”).  The following provisions are applicable to Restricted Stock Grants:

(a)  General Requirements.  Shares of Common Stock issued pursuant to Restricted Stock Grants will be issued in consideration for cash or services rendered having a value, as determined by the Board, at least equal to the par value thereof.  All conditions and restrictions imposed under each Restricted Stock Grant, including, if applicable, Performance Goals, and the period of years during which the Restricted Stock Grant will remain subject to such restrictions, shall be set forth in the Grant Letter and designated therein as the “Restriction Period.”  All restrictions imposed under any Restricted Stock Grant shall lapse on such date or dates as the Committee may approve until the restrictions have lapsed as to 100% of the shares, except that upon a Change of Control of the Company, all restrictions on the transfer of the shares which have not been forfeited prior to such date shall lapse.  In addition, the Committee, in circumstances that it deems equitable, may determine as to any or all Restricted Stock Grants, that all the restrictions shall lapse, notwithstanding any Restriction Period.

(b)  Number of Shares.  The Committee, in its sole discretion, shall determine the number of shares of Common Stock that will be granted in each Restricted Stock Grant.

(c)  Requirement of Relationship with Company.  If the Eligible Participant’s relationship with the Company (as an employee, non-employee member of the Board, independent contractor or consultant, as the case may be) terminates during the period designated in the Grant Letter as the Restriction Period, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed, and such shares shall be immediately returned to the Company.  The Committee may, in its sole discretion, provide for complete or partial exceptions to the provisions of this Section 7(c).

(d)  Restrictions on Transfer and Legend on Stock Certificate.  During the Restriction Period, an Eligible Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock to which such Restriction Period applies except to a Successor Grantee pursuant to Section 10 below.  Each certificate representing a share of Common Stock issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant.  The Grantee shall be entitled to have the legend removed from the stock certificate or certificates representing any such shares as to which all restrictions have lapsed.

Section 8.  Stock Units.  The Committee may issue grants of Stock Units to an Eligible Participant pursuant to an incentive or long-range compensation plan, program or contract approved by the Committee (a “Stock Unit Grant”).   With respect to each Stock Unit Grant, the Committee shall determine in its sole discretion the period or periods, including any conditions for determining such period or periods, during which any restrictions on full vesting shall apply, (the “Unit Restriction Period”).  The Committee may also make any Stock Unit Grant subject to the satisfaction of other conditions, including the attainment of performance goals, or contingencies (“Unit Vesting Condition”), in order for a Participant to receive payment of such Stock Unit Grant, which shall be established by the Committee at the date of Grant thereof.  Stock Unit Grants shall be payable in Common Stock or cash as determined by the Committee in its sole discretion.  The Committee may permit a Participant to elect to defer receipt of payment of all or part of any Stock Unit Grant pursuant to rules and regulations adopted by the Committee.  Unless the Committee provides otherwise at the date of Grant of a Stock Unit Grant, the provisions of Section 8 of this Plan relating to the vesting of Restricted Shares shall apply during the Unit Restriction Period or prior to the satisfaction of any Unit Vesting Condition for such Award.

Section 9.  Stock Appreciation Rights.

(a)  General Provisions.  The Committee may grant stock appreciation rights (“SARs”) to any Eligible Participant in tandem with any Stock Option, for all or a portion of the applicable Stock Option, at the time the Stock Option is granted.

(b)  Number of SARs.  The number of SARs granted to an Eligible Participant, which shall be exercisable during any given period of time, shall not exceed the number of shares of Common Stock, which the Eligible Participant may purchase upon the exercise of the related Stock Option during such period.

(c)  Settlement Amount.  Upon an Eligible Participant’s exercise of some or all of the Eligible Participant’s SARs, the Eligible Participant shall receive in settlement of such SARs an amount equal to the stock appreciation (as defined herein) for the number of SARs exercised, payable in cash, Common Stock or a combination thereof.  The “stock appreciation” for a SAR is the difference between the option price specified for the related Stock Option and the fair market value of the underlying Common Stock on the date of exercise of the SAR; provided that the maximum value of any stock appreciation right shall be limited to the exercise price of the tandem Stock Option with respect to which it is issued.

(d)  Settlement Election.  Upon the exercise of any SARs, the Eligible Participants shall have the right to elect the portions of the settlement amount that the Eligible Participant desires to receive in cash and shares of Common Stock, respectively.  For purposes of calculating the number of shares of Common Stock to be received upon settlement, shares of Common Stock shall be valued at their fair market value on the date of exercise of the SARs.  Notwithstanding the foregoing, the Committee shall have the right (i) to disapprove an Eligible Participant’s election to receive such settlement in whole or in part in cash, and to require that shares of Common Stock be delivered in lieu of cash or (ii) to require that settlement be made in cash.  If shares of Common Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

(e)  Exercise.  A SAR is exercisable only during the period when the Stock Option to which it is related is also exercisable.  SARs shall be exercisable only at the same time and to the same extent as, and shall terminate and no longer be exercisable upon the termination or immediately after the exercise of, the tandem Stock Options or applicable portion thereof.

Section 10.  Transferability of Options and Grants.  Only a Grantee (or, in the case of an individual Grantee, his or her authorized legal representative on behalf of Grantee) may exercise rights under a Grant.  No individual Grantee may transfer those rights except by will or by the laws of descent and distribution or, in the case of a Grant other than an Incentive Stock Option and to the extent permitted under Rule 16b-3 of the Exchange Act and by the Committee in its sole discretion, (a) pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the rules thereunder and (b) to a trust for the benefit of a member of the Grantee’s immediate family.  Upon the death of an individual Grantee, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights.  A Successor Grantee shall furnish proof satisfactory to the Company of such person’s right to receive the Grant or the Committee Grant under the Grantee’s will or under the applicable laws of descent and distribution.

Section 11.  Change of Control of the Company.  As used herein, a “Change of Control” means the occurrence of any of the following in one transaction or a series of related transactions: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming a “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the Company’s then outstanding securities; (b) a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event; or (c) the sale or other disposition of all or substantially all the assets of the Company, other than in connection with a bankruptcy proceeding.  The foregoing notwithstanding, a transaction (or a series of related transactions) will not constitute a Change in Control if such transaction results in the Company, any successor to the Company, or any successor to the Company’s business, being controlled, directly or indirectly, by the same person(s) who controlled the Company, directly or indirectly, immediately before such transaction(s).

Section 12.  Certain Corporate Changes.

(a)  Sale or Exchange of Assets, Dissolution or Liquidation or Merger or Consolidation Where the Company Does Not Survive.  If all or substantially all of the assets of the Company are to be sold or exchanged, the Company is to be dissolved or liquidated, or the Company is a party to a merger or consolidation with another corporation in which the Company will not be the surviving corporation, then, at least ten days prior to the effective date of such event, the Company shall give each Grantee with any outstanding Grants written notice of such event.  Each such Grantee shall thereupon have the right to exercise in full any installments of such Grants not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Grants), within ten days after such written notice is sent by the Company.  Any installments of such Grants not so exercised shall thereafter lapse and be of no further force or effect.

(b)  Merger or Consolidation Where the Company Survives.  If the Company is a party to a merger or consolidation in which the Company will be the surviving corporation, then the Committee may, in its sole discretion, elect to give each Grantee with any outstanding Grants written notice of such event.  If such notice is given, each such Grantee shall thereupon have the right to exercise in full any installments of such Grants not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Grants), within ten days after such written notice is sent by the Company.  Any installments of such Grants not so exercised shall thereafter lapse and be of no further force or effect.

Section 13.  Shareholder Approval.  This Plan is subject to and no options shall be exercisable hereunder until after approval of this Plan by holders of a majority of the shares of the stock of the Company present or represented by a proxy in a separate vote at a duly held meeting of the shareholders of the Company within twelve months after the date of the adoption of the Plan by the Board.  If the Plan is not so approved by shareholders, the Plan and all Grants hereunder shall terminate and be of no force or effect.

Section 14.  Amendment and Termination of the Plan.

(a)  Amendment.  The Board may amend or terminate the Plan at any time; provided that the approval of the shareholders of the Company shall be required in respect of any amendment that (i) materially increases the benefits accruing to Eligible Participants under the Plan, (ii) increases the aggregate number of shares of Common Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b) above), (iii) materially modifies the requirements as to eligibility for participation in the Plan; or (iv)  modifies the provisions for determining the fair market value of a share of Common Stock.

(b)  Termination of Plan.  The Plan shall terminate on April 28, 2024 (as set forth in Section 22 below) unless earlier terminated by the Board or unless extended by the Board with the approval of the shareholders.

(c)  Termination and Amendment of Outstanding Grants.  A termination or amendment of the Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents or unless the Committee acts under Section 23(b) below.  The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.  Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 23(b) below or may be amended by agreement of the Company and the Grantee which is consistent with the Plan.

Section 15.  Funding of the Plan.  The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan.  In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

Section 16.  Rights of Eligible Participants.   Nothing in the Plan shall entitle any Eligible Participant or other person to any claim or right to any Grant under the Plan.  Neither the Plan nor any action taken hereunder shall be construed as giving any Eligible Participant or Grantee any rights to be retained by the Company in any capacity, whether as an employee, non-employee member of the Board, independent contractor, consultant or otherwise.

Section 17.  Withholding of Taxes.  The Company shall have the right to deduct from all Grants paid in cash any federal, state or local taxes required by law to be withheld with respect to such Grants paid in cash.  In the case of Grants paid in Common Stock, the Company shall have the right to require the Grantee to pay to the Company the amount of any taxes which the Company is required to withhold in respect of such Grants or to take whatever action it deems necessary to protect the interests of the Company in respect of such tax liabilities, including, without limitation, withholding a portion of the shares of Common Stock otherwise deliverable pursuant to the Plan.  The Company’s obligation to issue or transfer shares of Common Stock upon the exercise of a Stock Option or SAR or the acceptance of a Restricted Stock Grant shall be conditioned upon the Grantee’s compliance with the requirements of this section to the satisfaction of the Committee.

Section 18.  Certain Forfeitures.  In the event a Grantee or former Grantee engages in a Harmful Activity while in the employ of the Company or a subsidiary, or during the period of 12 months immediately following termination of such employment, the following rules shall apply:

(a)  all Grants and Common Stock acquired under this Plan then held by the Grantee (whether vested or not) shall be forthwith forfeited without payment or other compensation of any kind; provided, however, that the Company shall remit to the Grantee the lesser of (i) the amount (if any) such Grantee paid for forfeited Grants and (ii) the fair market value of such shares as of the date of termination; and

(b)  in the event shares of Common Stock acquired under this Plan were disposed of (for or without receipt of value) during the period commencing one year prior to the initial engagement in a Harmful Activity through the 12-month anniversary of the Participant’s termination of employment with the Company or a subsidiary, then, upon written demand by the Company, the Grantee or former Grantee, as the case may be, shall forthwith remit to the Company the fair market value of such Common Stock, as determined on the date of disposition, less the amount (if any) paid by the Participant for such shares.

(c)  A Harmful Activity shall be deemed to have occurred if the Grantee shall, while employed by or providing services to the Company or within six month after termination of such employment or service, do any one or more of the following:

(1)  Use, publish, sell, trade or otherwise disclose “non-public information” of the Company unless such activity was inadvertent, done in good faith and did not cause significant harm to the Company.

(2)  After notice from the Company, fail to return to the Company any document, data, or other item or items in the Grantee’s possession or to which the Grantee has access that may involve “non-public information” of the Company.

(3)  Upon the Grantee’s own behalf or upon behalf of any other person or entity that competes or plans to compete with the Company, solicit or entice for employment or hire any employee of the Company.

(4)  Upon the Grantee’s own behalf or upon behalf of any other person or entity that competes or plans to compete with the Company, contact, call upon, solicit or do business with (other than a business which does not compete with any business conducted by the Company), any customer of the Company the Grantee contacted, called upon, solicited, interacted with, or became acquainted with, or learned of through access to information (whether or not the information is or was “non-public information”) while employed by or providing services to the Company unless such activity was inadvertent, done in good faith, and did not involve a customer who the Company should have reasonably known was a customer of the Company.

(5)  Upon the Grantee’s own behalf or on behalf of any other person or entity that competes or plans to compete with the Company, engage in any business activity in competition with the Company in the same or closely related activity that the Grantee was engaged in for the Company during the one year period prior to termination of employment or termination of services.

(6)  For purpose of this Section 18, “non-public information” means, but is not limited to, trade secrets, confidential processes, programs, software, formulas, methods, business information or plans, financial information, and listings of names (e.g., employees, customers, and suppliers) that are developed, owned, utilized, or maintained by the Company, and that of its customers or suppliers, and that are not generally known by the public.

Section 19.  Agreements with Grantees.  Each Grant made under the Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Committee shall approve.

Section 20.  Requirements for Issuance of Shares.  No Common Stock shall be issued or transferred under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Committee.  The Committee shall have the right to condition any Stock Option, Restricted Stock Grant or SAR on the Grantee’s undertaking in writing to comply with such restrictions on any subsequent disposition of the shares of Common Stock issued or transferred thereunder as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

Section 21.  Headings.  The section headings of the Plan are for reference only.  In the event of a conflict between a section heading and the content of a section of the Plan, the content of the section shall control.

Section 22.  Effective Date of the Plan.  The Plan shall be effective as of April 29, 2014.

Section 23.  Miscellaneous.

(a)  Substitute Grants.  The Committee may make a Grant to an employee, a non-employee director, or an independent contractor or consultant of another corporation, if such person shall become an Eligible Participant by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or a Subsidiary Corporation and such other corporation.  Any such Grant shall be made in substitution for a stock option or restricted stock grant granted by the other corporation (“Substituted Stock Incentives”), but the terms and conditions of the substitute Grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives.  The Committee shall prescribe the provisions of the substitute Grants.

(b)  Compliance with Law.  The Plan, the exercise of Grants and the obligations of the Company to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws and required approvals by any governmental or regulatory agencies.  The Committee (or, in the case of Committee Grants, the Board) may revoke any Grant if it is contrary to law or modify any Grant to bring it into compliance with any valid and mandatory government regulations.  The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees.  The Committee may, in its sole discretion, agree to limit its authority under this section.

(c)  Ownership of Stock.  A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Common Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

REVOCABLE PROXY
REPUBLIC FIRST BANCORP, INC.

YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote by proxy:
1.	By Telephone (using a Touch-Tone Phone); or
2.	By Internet; or
3.	By Mail.

To Vote by Telephone:

Call 1-855-815-7957 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., EDT, April 29, 2014.

To Vote by Internet:

Go to https://www.rtcoproxy.com/frbk prior to 3 a.m., EDT, April 29, 2014.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

	Mark here if you plan to attend the meeting.	☐

	Mark here for address change.	☐

Annual Meeting Materials are available at:	Comments:
http://www.cfpproxy.com/5412

FOLD HERE IF YOU ARE VOTING BY MAIL
PLEASE DO NOT DETACH
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

The Board of Directors recommends you vote “FOR” the election of the nominees listed in Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3.					2.	Approval of the 2014 Republic First Bancorp, Inc. Equity Incentive Plan.	For ☐	Against ☐	Abstain ☐
1.	Election of two Class I Directors of Republic First Bancorp, Inc., to hold office until the 2017 annual meeting of shareholders and until their successors are elected and qualified	For All	Withhold All	For All Except	3.	Ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.	For ☐	Against ☐	Abstain ☐
	(01) Harry D. Madonna	☐	☐	☐
	(02) Brian P. Tierney

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.						NOTE: In their discretion, upon other matters as may properly come before the 2014 annual meeting of shareholders or any postponement or adjournment thereof.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign. If a corporation, partnership or other entity, please sign full corporate partnership or entity name by authorized officer or person.

REPUBLIC FIRST BANCORP, INC. — ANNUAL MEETING, APRIL 29, 2014

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:
http://www.cfpproxy.com/5412

You can vote by proxy in one of three ways:
1.	Call toll free 1-855-815-7957 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.rtcoproxy.com/frbk and follow the instructions.
or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY
REPUBLIC FIRST BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF REPUBLIC FIRST BANCORP, INC.

The undersigned hereby appoints Rhonda S. Costello and Andrew J. Logue, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the 2014 annual meeting of shareholders of Republic First Bancorp, Inc. to be held on April 29, 2014, and at any postponement or adjournment thereof, and to vote all of the shares of Republic First Bancorp, Inc. common stock which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.

This proxy may be revoked by notice as described in the enclosed Proxy Statement. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the election of the director nominees, FOR approval of the 2014 Republic First Bancorp, Inc. Equity Incentive Plan, and FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO CERTAIN MATTERS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

By executing this proxy, the undersigned acknowledges receipt of the Notice of Annual Meeting scheduled to be held on April 29, 2014, the Proxy Statement and Republic First Bancorp, Inc.’s 2013 Annual Report to Shareholders.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR
COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.